Exhibit 10.2

ADDENDUM TO

PURCHASE AND SALE AGREEMENT

THIS ADDENDUM (the “Addendum”) to the Purchase and Sale Agreement dated October 25, 2021, as amended by Amendment No. 1 thereto dated March 15, 2022, (“Agreement”), between POLARITYTE, INC., a Delaware corporation (“Seller”), and BCG ACQUISITIONS LLC, a Utah limited liability company and/or assigns (“Buyer”) is made this 9th day of November 2022. Capitalized terms used in this Addendum and not otherwise defined shall have the meaning ascribed thereto in the Agreement.

RECITALS:

WHEREAS, Seller is the purchaser of the Property under the Adcomp Purchase Agreement and, after purchase of the Property from Adcomp, Seller of the Property to Buyer under the Agreement;

WHEREAS, Seller and Buyer wish to provide for an alternative process to facilitate the financing and closing of the transactions described above in keeping with the substance of the Agreement where Buyer or its Affiliate becomes the owner of the Property and Seller leases a portion of the building that is a part of the Property under the terms of the Lease Agreement (the “Result”);

WHEREAS, Seller and Buyer desire for this Addendum to be the first alternative for achieving the Result and reserve as a fallback alternative for achieving the Result (to be elected only upon the mutual approval of both Seller and Buyer) delivery of the instruments and satisfaction of the conditions as set forth in Sections 7, 8 and 9 of the Agreement;

WHEREAS, in furtherance of the transactions contemplated by this Addendum Seller has formed a single member limited liability company under the laws of the State of Utah named “1960 South 4250 West LLC” of which Seller is the sole member (the “Subsidiary”); and

WHEREAS, Buyer is arranging financing from third-party finance or investment companies for the Subsidiary to complete the purchase of the Property under the Adcomp Purchase Agreement, and Buyer is providing such credit enhancements and accommodations necessary to obtain such financing in consideration of the terms of this Addendum that contemplate the Buyer or its assigns acquiring ownership of the Subsidiary concurrently with the Subsidiaries acquisition of the Property from Adcomp (the “Financing Condition”).

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NOW, THEREFORE, in consideration of the foregoing, the mutual agreements herein contained and other good and valuable consideration to each of the parties hereto paid by the other, the receipt and sufficiency whereof are hereby acknowledged, it is hereby mutually covenanted and agreed by Seller and Buyer as follows:

1. Closing Extension.

(a) By the execution hereof, Buyer is exercising its election under Section 7(a) of the Agreement to extend the Closing to November 30, 2022, and Buyer is depositing with the Escrow Holder as of the date hereof $50,000 as the Extension Deposit, pursuant to Section 7(a) of the Agreement.

(b) On November 9, 2022, Seller shall give written notice to Adcomp under Section 7(a) of the Adcomp Purchase Agreement of its election to extend the closing of Seller’s purchase of the Property from Adcomp to November 30, 2022, and on the same day Seller shall deposit $50,000 with the Escrow Holder pursuant to Section 7(a) of the Adcomp Purchase Agreement.

2. Loan. On or before November 30, 2022, Buyer will loan to the Seller the difference between $17,500,000 and the amount to be provided by a third-party pursuant to the Financing Condition plus the Seller’s closing costs listed in the closing statement for the purchase of the Property by Seller from Adcomp (the “Loan”), and at the time the Loan is made the Seller will sign and deliver to Buyer the promissory note in the form attached hereto as Exhibit A (the “Note”) and the proceeds of the Loan will be deposited with the Escrow Holder for the account of the Seller and the Subsidiary. That portion of the Loan proceeds equal to the cash required from Seller to close the purchase of the Property by Seller from Adcomp (excluding the loan made pursuant to the Financing Condition, and the deposits held by the Escrow Holder, the security deposit under the lease between Seller and Adcomp applied to the purchase of the Property by Seller from Adcomp) shall represent a capital contribution from the Seller to the Subsidiary and applied by the Subsidiary to the purchase of the Property under the Adcomp Purchase Agreement.

3. Adcomp Purchase Agreement Assignment. On or before November 30, 2022, and before the closing of the sale of the Property by Adcomp under the Adcomp Purchase Agreement, Seller will sign and deliver to Adcomp the assignment of the Adcomp Purchase Agreement from Seller to the Subsidiary in the form attached hereto as Exhibit B (the “Adcomp Assignment”). Pursuant to the Adcomp Assignment the Subsidiary will become the purchaser of the Property from Adcomp in accordance with the terms of the Adcomp Purchase Agreement.

4. The Transactions and Closing.

(a) The Seller intends that the Subsidiary shall close the purchase of the Property from Adcomp on November 30, 2022, under the Adcomp Purchase Agreement (the “Adcomp Closing”). If the Adcomp Closing does not occur and the Subsidiary does not acquire the Property, the provisions of Section 5(d) of the Agreement shall apply, and the obligations of the Parties under the Agreement and this Addendum shall terminate; provided, however, that if the Adcomp Closing does not occur because of a failure of the Financing Condition, then Section 4(c) of this Addendum shall apply.

(b) If Seller defaults in its obligations under this Addendum and Section 4(a) above does not apply, Buyer’s sole remedies shall be those stated in Section 13(a) of the Agreement.

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(c) If Buyer defaults in its obligations under this Addendum or the Adcomp Closing fails to occur because the Financing Condition does not occur, and Section 4(a) above does not apply for any reason other than a failure of the Financing Condition to occur, Seller’s sole remedies shall be those stated in Section 13(b) of the Agreement and, for the sake of clarity, the Liquidated Damages shall be the sum of the Deposit and the Extension Deposit.

(d) The term “Closing” under the Agreement shall mean as of the date of this Addendum the consummation of the transactions contemplated by this Addendum. On November 30, 2022, immediately following Seller’s purchase of the Property under the Adcomp Purchase Agreement, Seller and Buyer shall sign and deliver the assignment of all the member interest in the Subsidiary in the form attached hereto as Exhibit C (the “Assignment”), which provides for the transfer of all the member interest from Seller to Buyer and that the Assignment is made as payment in full and complete satisfaction of the Note and Loan. Concurrently with the execution and delivery of the Assignment and as a condition of Closing, the Subsidiary and PolarityTE MD, Inc., an Affiliate of Seller, shall sign and deliver the Lease Agreement in the form attached hereto as Exhibit D. The Lease Agreement attached to this Addendum shall replace in its entirety the form of the Lease Agreement attached as “Exhibit E” to the Agreement. Upon completion of the Closing under this Addendum, the Deposit and Extension Deposit held by the Escrow Holder under the Agreement shall be released to Buyer.

(e) The provisions of Section 7, 8, and 9 of the Agreement shall be void as of the time of Closing under Section 4(d), above.

5. Expenses. Each party hereto will pay the expenses incurred by it under or in connection with this Addendum, including counsel fees and expenses of its representatives, whether or not the transactions contemplated by this Addendum is consummated, except as otherwise specifically provided for herein. In any action arising out of this Addendum by Buyer or Seller, the non-prevailing party shall pay the prevailing party’s reasonable attorneys’ fees, costs, and expenses in prosecuting or defending such action.

6. Brokerage. Each party represents and warrants to the other party that no third party broker or finder has been engaged or consulted by such party or through such party’s actions is entitled to compensation as a consequence of this transaction except CBRE, Inc. representing Seller only. Buyer shall pay all commissions owed to such broker, which the parties acknowledge is equal to $181,099.40 and payment of this amount is in in lieu of the payment of any amount as a commission under Section 12 of the Agreement. Each party shall indemnify, defend and hold the other party harmless against any and all claims of any other brokers, finders or the like, claiming any right to commission or compensation by or through acts of such party or such party’s partners, agents or affiliates in connection with this Addendum. These indemnity obligations include all damages, losses, costs, liabilities and expenses, including reasonable attorneys’ fees and litigation costs, which may be incurred by the party being indemnified. The provisions of this Section 6 will survive the expiration or earlier termination of this Addendum.

7. Notices. All notices, demands, consents, approvals, or other communications which are required or desired to be given by either party shall be given in the same manner provided for in Section 18 of the Agreement; provided, however, that the physical address for Buyer is hereby changed to 386 West 500 South, Suite 100, Salt Lake City Utah 84101.

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8. Amendment. Neither this Addendum nor any terms or provision hereof may be changed, waived, discharged, or terminated orally, or in any manner other than by an instrument in writing signed by the party against which the enforcement of the change, waiver, discharge termination is sought.

9. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the respective parties, and their respective successors and permitted assigns.

10. Assignment. Seller shall not assign its rights in this Agreement or part thereof, to any other person or entity except with Buyer’s prior written approval, which approval shall not be unreasonably withheld by Seller. Buyer shall not assign its rights in this Agreement or part thereof, other than to an entity that is controlled by the principals of Buyer, except with Seller’s prior written approval, which approval shall not be unreasonably withheld by Seller. The foregoing notwithstanding, Buyer agrees and acknowledges that to the extent Seller deems it prudent or necessary for effectuating the transactions contemplated by this Addendum Seller may assign to the Subsidiary any of Seller’s rights and obligations under the Agreement, provided, however, that no such assignment shall affect any of the rights and obligations of the parties under this Addendum.

11. Governing Law. Irrespective of the place of execution or performance of this Addendum, this Addendum shall be governed by and construed in accordance with the laws of the State of Utah.

12. Construction. This Addendum shall be construed without regard to any assumption or other rule requiring construction against the party causing this Addendum to be drafted. All terms and words used in this Addendum, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require. The captions of this Addendum are for convenience only and are not to be construed as defining or limiting in any way the scope or intent of any of the provisions hereof. The unenforceability or invalidity of any one or more of the provisions of this Addendum shall not affect the validity or enforceability of any other provisions hereof.

13. Counterparts. This Addendum may be executed in any number of counterparts, each of which shall be deemed to be an original.

14. Recordation and Confidentiality. Neither this Addendum nor any memorandum thereof shall be recorded by either party. Seller and Buyer agree that each of them, including any of their respective agents, representatives or employees, shall use commercially reasonable efforts to keep the contents and terms of this Addendum, and any information relating to the transactions contemplated hereunder in strict confidence, and will not disclose such information to third parties without the other party’s’ prior written consent. Notwithstanding the foregoing, either party may disclose such information to its respective affiliates, investors, lenders, employees, agents, attorneys, or consultants, or as required by law, on the condition that such persons maintain the confidentiality of such information. The provisions of this Section 14 shall survive Closing.

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15. Non-Waiver of Rights. No failure or delay of either party in the exercise of any right given to such party hereunder shall constitute a waiver thereof unless the time specified herein for exercise of such right has expired, nor shall any single or partial exercise of any right preclude other or further exercise thereof or of any other right.

16. Further Assurances. Buyer and Seller each agree to execute any and all other documents and to take any further actions reasonably necessary to consummate the transaction contemplated hereby.

17. Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE PARTIES HEREBY KNOWINGLY AND UNCONDITIONALLY WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY AND ALL CLAIMS OR CAUSES OF ACTION, OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, ARISING FROM OR RELATING TO THIS ADDENDUM. THE PARTIES ACKNOWLEDGE THAT A RIGHT TO A JURY IS A CONSTITUTIONAL RIGHT, THAT THEY HAVE HAD AN OPPORTUNITY TO CONSULT WITH INDEPENDENT COUNSEL, AND THAT THIS JURY WAIVER HAS BEEN ENTERED INTO KNOWINGLY AND VOLUNTARILY BY ALL PARTIES TO THIS AGREEMENT. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

18. Conflicts. In the event of any conflict or inconsistency between the terms of this Addendum and the terms of the Agreement in connection with the Closing, the terms of this Addendum shall take precedence. To the extent the performance of any obligation under the Agreement not heretofore performed is reasonably necessary to effectuate the Closing and achieve the Result, the parties will perform such obligations as they apply.

[The Signature Page Follows.]

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IN WITNESS WHEREOF, the parties have executed this Addendum to the Agreement as of the date first set forth above.

SELLER:

POLARITYTE, INC., a Delaware corporation

By:	/s/ Richard Hague
Name:	Richard Hague
Title:	Chief Executive Officer

BUYER:

BCG ACQUISITIONS, LLC, a Utah limited liability company

By:	/s/ Brandon Blaser
Name:	Brandon Blaser
Title:	Manager

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EXHIBIT A

(Form of the Note)

[See Attached.]

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Exhibit A to Addendum

PROMISSORY NOTE

$[______________]	November 30, 2022

FOR VALUE RECEIVED, POLARITYTE, INC., a Delaware corporation (“Maker”), promises to pay to [BCG ACQUISITIONS LLC, a Utah limited liability company] (“Holder”), promptly following Holder’s demand for payment, the sum of [_______________] ($[__________]) together with interest on the unpaid balance outstanding from the date of this Note, at the annual rate equal to [___] percent (__%).

If default occurs in the payment of principal or interest or any part thereof, the holder hereof, at its option and without notice or demand, may declare the entire principal balance due and payable.

If this Note is collected by an attorney after default in the payment of principal or interest, either with or without suit, the undersigned agrees to pay all costs and expenses of collection, including a reasonable attorney’s fee.

The makers, sureties, guarantors, and endorsers hereof severally waive presentment for payment, demand and notice of dishonor and nonpayment of this Note, and consent to any and all extensions of time, renewals, waivers or modifications that may be granted by the holder hereof with respect to the payment or other provisions of this Note, and to the release of any security, or any part thereof, with or without substitution.

This Note shall be construed according to the laws of the State of Utah, without giving effect to conflict of law as principles.

If any provision of this Note is unenforceable, the enforceability of the other provisions shall not be affected, and they shall remain in full force and effect.

This Note may be prepaid at any time, in whole or in part, without premium or penalty.

This Note and the loan of funds pursuant hereto are made pursuant to the Addendum to the Purchase and Sale Agreement between Maker and Holder dated November [  ], 2022 (the “Addendum”), to which the form of this Note is attached as an exhibit, and Holder agrees that this Note may be paid, in full, by Maker for the consideration, in the manner, and on the terms set forth in the Addendum. If this Note is not paid in accordance with the Addendum on or before December 1, 2022, the principal and interest of this Note shall be paid in full on demand of Holder given after that date.

MAKER:

POLARITYTE, INC., a Delaware corporation

By:
Jacob Patterson, Chief Financial Officer

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EXHIBIT B

(Form of the Adcomp Assignment)

[See Attached.]

9

Exhibit B to Addendum

ASSIGNMENT AND ASSUMPTION OF

PURCHASE AND SALE AGREEMENT

This Assignment and Assumption of Purchase and Sale Agreement is made and entered into as of November [__], 2022, by and between POLARITYTE, INC., a Delaware corporation (“Assignor”), and 1960 SOUTH 4250 WEST LLC, a Utah limited liability company (“Assignee”).

A. Assignor and ADCOMP LLC, a Utah limited liability company (“ADCOMP”), entered into that certain Purchase and Sale Agreement dated as of March 14, 2022 (the “Purchase Agreement”), regarding the purchase and sale of the premises located at 1960 South 4250 West, Salt Lake City, Utah (the “Real Property”).

B. Assignor is the sole member of Assignee.

C. Assignor wishes to assign the Agreement to Assignee and Assignee wishes to accept such assignment and assume Assignor’s obligations under the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth herein, the parties hereby agree as follows:

1. Assignment. Pursuant to Section 21 of the Purchase Agreement, Assignor hereby assigns and transfers to Assignee all of Assignor’s rights, interests, duties, liabilities, and obligations under the Purchase Agreement, including but not limited to, all rights to any earnest Deposit, Extension Deposit, and Security Deposit, all as defined in the Purchase Agreement.

2. Assumption. Assignee assumes all of Assignor’s right, title, and interest in and to the Purchase Agreement and with respect to the Real Property and the Deposit, Extension Deposit, and Security Deposit, including Assignor’s duties, obligations, and liabilities under the Purchase Agreement.

3. Miscellaneous. This Assignment may be executed in counterparts. This Assignment shall be binding upon the parties and their respective successors and assigns. This Assignment shall be governed by and interpreted in accordance with the laws of the State of Utah without reference to its choice-of-law provisions.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, this Assignment and Assumption Agreement is made and entered into as of the date first set forth above.

ASSIGNOR:

POLARITYTE, INC., a Delaware corporation

By:
Jacob Patterson, Chief Financial Officer

ASSIGNEE:

1960 South 4250 West LLC,
a Utah limited liability company

By:
Name:
Title:

11

EXHIBIT C

(Form of the Assignment)

[See Attached.]

12

Exhibit C to Addendum

ASSIGNMENT OF MEMBERSHIP INTERESTS

(1960 SOUTH 4250 WEST LLC)

This Assignment of Membership Interests (this “Assignment”), dated November 30, 2022 (the “Effective Date”), is by and between POLARITYTE, INC., a Delaware corporation (“Assignor”), and [BCG ACQUISITIONS LLC, a Utah limited liability company] (“Assignee”).

RECITALS

A. Assignor is the sole member of 1960 South 4250 West LLC, a Utah limited liability company (the “Company”) and holds 100% of the membership interest of the Company (the “Membership Interest”).

B. Assignor and Assignee are parties to the Addendum to the Purchase and Sale Agreement dated November [  ], 2022 (the “Addendum”), to which the form of this Assignment is attached as an exhibit.

C. Pursuant to the Addendum the Assignor and Assignee agreed that Assignor will transfer and assign all of the Membership Interest in the Company to Assignee as consideration for the complete payment and cancellation of the Note (as defined in the Addendum).

AGREEMENT

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Assignment. Assignor hereby assigns and transfers to Assignee 100% of its right, title, and interest in and to the Membership Interest, including but not limited to all right, ktitle and interest of the Assignor in the properties, capital, cash flow, and profits and losses of the Company, free and clear of all liens, encumbrances and adverse claims, and Assignee hereby accepts such assignment. Pursuant to this Assignment, Assignee owns 100% of the Company.

2. Satisfaction of Note. This Assignment is accepted by Assignee from Assignor as complete payment and satisfaction of all of Assignor’s obligations under the Note.

3. Representations and Warranties of Assignor. Assignor hereby represents and warrants to Assignee as follows:

(a) Ownership. Assignor is owner of all of the Membership Interest. Assignor has good and marketable title to the Membership Interest, free and clear of any liens, claims, pledges and encumbrances of any kind.

(b) Delivery of Membership Interests. Assignor has full right, power, authority and capacity to transfer and deliver the Membership Interest, delivered, free and clear of any liens, claims, pledges and encumbrances of any kind.

(c) Enforceability. This Assignment has been duly authorized, executed and delivered by Assignor, constitutes a valid and binding obligation of Assignor and is enforceable against Assignor in accordance with its terms.

(d) Consents and Approvals. No consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority, or any person or entity, is required to be made or obtained by Assignor (which has not already been made or obtained) in connection with the execution, delivery and performance of this Assignment and the consummation of the transactions contemplated hereby.

4. Miscellaneous. This Assignment may be executed in counterparts. This Assignment shall be binding upon the parties and their respective successors and assigns. This Assignment shall be governed by and interpreted in accordance with the laws of the State of Utah without reference to its choice-of-law provisions.

[Signature Page Follows]

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Exhibit C to Addendum

IN WITNESS WHEREOF, the parties have executed this Assignment as of the Effective Date.

ASSIGNOR:

POLARITYTE, INC., a Delaware corporation

By:
Jacob Patterson, Chief Financial Officer

ASSIGNEE:

[BCG ACQUISITIONS LLC,
a Utah limited liability company]

By:
Name:
Title:

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EXHIBIT D

(Form of the Lease Agreement)

[See Attached.]

15

LEASE AGREEMENT BETWEEN

1960 SOUTH 4250 WEST LLC,

a Utah limited liability company,

as LANDLORD

AND

POLARITYTE MD, INC.,

a Nevada corporation

as TENANT

DATED December 1, 2022

1960 SOUTH 4250 WEST

SALT LAKE CITY, UTAH

BASIC LEASE INFORMATION

Lease Date:	December 1, 2022

Landlord:	1960 South 4250 West LLC, a Utah limited liability company

Tenant:	POLARITYTE MD, INC., a Nevada corporation. Landlord agrees and acknowledges that PolarityTE, Inc., a Delaware corporation and parent of the Tenant, and each of its and their subsidiary companies (collectively, “Tenant Affiliates”) is a permitted licensee or occupant of the Premises, provided that the Tenant Affiliates shall be subject to all the terms and conditions of this Lease that apply to Tenant.

Premises:	Suite , containing approximately63,156 square feet, subject to further adjustment by Tenant’s architect, in the building commonly known as 1960 South 4250 West, Salt Lake City, State of Utah (the “Building”). The Premises are outlined on the plan attached to the Lease as Exhibit A. The land on which the Building is located (the “Land”) is described on Exhibit BError! Reference source not found.. The term “Project” shall collectively refer to the Building, the Land, and the driveways, parking facilities, loading dock areas, roadways, any rail tracks associated with the Building and similar improvements and easements associated with the foregoing or the operation thereof.

Landlord’s Work	The work to be performed by Landlord described in Exhibit D to demise the Building.

Term:	Sixty (60)] full calendar months, plus any partial month from the Commencement Date to the end of the month in which the Commencement Date falls, starting on the Commencement Date and ending at 5:00 p.m. local time on the last day of the 60th full calendar month following the Commencement Date, subject to adjustment and earlier termination as provided in the Lease.

Option to Extend:	One period of five (5) years.

Commencement Date:	The date that Landlord Substantially Completes Landlord’s Work.

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Basic Rent:	Basic Rent shall be equal to $0.95 per rentable square foot comprising the Premises per Lease Month ($11.40 per rentable square foot per lease year). As used herein, the term “Lease Month” means each calendar month during the Term (and if the Commencement Date does not occur on the first day of a calendar month, the period from the Commencement Date to the first day of the next calendar month shall be included in the first Lease Month for purposes of determining the duration of the Term and the monthly Basic Rent rate applicable for such partial month). For the sake of clarity, Basic Rent shall also be equal to $0.95 per rentable square foot comprising the Premises per month during the portion of the Interim Occupancy Period beginning on the Lease Date and continuing until the commencement of the Construction Period. The Basic Rent shall be increased on each anniversary date of each lease year through the Term (including any Option Term) beginning with the second full lease year during the Term by four percent (4.0%) of the Basic Rent payable during the immediately preceding lease year (provided, however, that if Landlord reasonably determines that the fair market rental value of the Premises on the first year of the Option Term is greater than the Basic Rent determined pursuant to this sentence for such year, then the Basic Rent shall be equal to such fair market rental value).

The foregoing notwithstanding, for each Lease Month during the Construction Period the full rent payment amount (“Abated Rent”) shall be equal to $0.475 per rentable square foot comprising the Premises per Lease Month ($5.70 per rentable square foot per lease year).

Additional Rent:	Tenant’s Proportionate Share of Operating Costs, Taxes and Insurance Costs.

Security Deposit:	None.

Rent:	Basic Rent, Abated Rent, Additional Rent, and all other sums that Tenant may owe to Landlord or otherwise be required to pay under the Lease.

Permitted Use:	General office and medical laboratory and manufacturing uses and for all other lawful, incidental, and related purposes of the type normally found in a general office, medical laboratory, and manufacturing setting, including, but not limited to, the uses described on Exhibit G.

Tenant’s Proportionate Share:	Tenant’s Proportionate Share is the percentage obtained by dividing (a) the number of square feet in the Premises by (b) the total square feet in the Building (which the parties agree excludes the area commonly referred to as the “North Building” consisting of approximately 24,216 square feet). Preliminarily, the estimated total square feet in the Building is 154,212 square feet, and Landlord and Tenant shall mutually agree on the number of rentable square feet in the Premises and in the Building prior to the Commencement Date. In the event that during the Term of the Lease the Landlord leases 50% or more of the rentable square footage in the North Building, then on that date the Building square footage for purposes of calculating Tenant’s Proportionate Share shall be increased by the rentable square footage of the North Building.

Initial Liability Insurance Amount:	$3,000,000.

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Tenant’s Address:	1960 South 4250 West Suite____
Salt Lake City, UT 84104
Attention:_________________
Telephone:________________
Email:____________________
and Legal@PolarityTE.com

with a copy to:

Parsons Behle & Latimer
201 S. Main Street, Suite 1800
Salt Lake City, UT 84111
Attn: Jason Nichols
Email: JNichols@parsonsbehle.com

Landlord’s Address:	c/o BCG Holdings, LLC
386 West 500 South Suite 100
Salt Lake City, Utah 84101
Email: bblaser@bcgholdingsllc.com

with a copy to:

Ray Quinney & Nebeker P.C.
36 S. State Street, Suite 1400
Salt Lake City, Utah 84111
Attention: Blake Bauman
Email: bbauman@RQN.COM

Interim Occupancy Period:	The period from the date of this Lease until the Commencement Date.

Construction Period	The period during the Interim Occupancy Period beginning on the first day of the Lease Month following the end of the Lease Month in which Landlord’s Work commences pursuant to Exhibit D attached hereto, and the end of the Lease Month in which the Commencement Date occurs.

[Remainder of page is intentionally left blank.]

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The foregoing Basic Lease Information is incorporated into and made a part of the Lease identified above. If any conflict exists between any Basic Lease Information and the Lease, then the Lease shall control.

LANDLORD:	1960 SOUTH 4250 WEST LLC, a Utah
limited liability company

By:
Name:
Title:

TENANT:	POLARITYTE MD, INC., a Nevada
corporation

By:
Name:
Title:

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13.	Subordination; Attornment; Notice to Landlord’s Mortgagee		17
	(a)	Subordination	17
	(b)	Attornment	17
	(c)	Notice to Landlord’s Mortgagee	18
	(d)	Landlord’s Mortgagee’s Protection Provisions	18

14.	Rules and Regulations		18

15.	Condemnation.		18
	(a)	Total Taking	18
	(b)	Partial Taking - Tenant’s Rights	19
	(c)	Partial Taking - Landlord’s Rights	19
	(d)	Temporary Taking	19
	(e)	Award	19

16.	Fire or Other Casualty.		19
	(a)	Repair Estimate	19
	(b)	Tenant’s Rights	20
	(c)	Landlord’s Rights	20
	(d)	Repair Obligation	20
	(e)	Abatement of Rent	20

17.	Personal Property Taxes		21

18.	Events of Default		21
	(a)	Payment Default	21
	(b)	Intentionally Deleted	21
	(c)	Estoppel	21
	(d)	Insurance	21
	(e)	Mechanic’s Liens	21
	(f)	Other Defaults	21

19.	Remedies		22
	(a)	Termination of Lease	22
	(b)	Termination of Possession	22
	(c)	Perform Acts on Behalf of Tenant	23

20.	Payment by Tenant; Non-Waiver; Cumulative Remedies.		23
	(a)	Payment by Tenant	23
	(b)	No Waiver	23
	(c)	Cumulative Remedies	23

21.	Landlord’s Lien		23

22.	Surrender of Premises		24

23.	Holding Over		24

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24.	Certain Rights Reserved by Landlord		25
	(a)	Building Operations	25
	(b)	Security	25
	(c)	Prospective Purchasers and Lenders	25
	(d)	Prospective Tenants	25

25.	Miscellaneous.		25
	(a)	Landlord Transfer	25
	(b)	Default by Landlord	26
	(c)	Landlord’s Liability	26
	(d)	Force Majeure	26
	(e)	Brokerage	26
	(f)	Estoppel Certificates	27
	(g)	Notices	27
	(h)	Separability	27
	(i)	Amendments; Binding Effect	27
	(j)	Quiet Enjoyment	28
	(k)	No Merger	28
	(l)	No Offer	28
	(m)	Entire Agreement	28
	(n)	Waiver of Jury Trial	28
	(o)	Governing Law	28
	(p)	Recording	28
	(q)	Water or Mold Notification	28
	(r)	Joint and Several Liability	28
	(s)	Financial Reports	29
	(t)	Landlord’s Fees	29
	(u)	Telecommunications	29
	(v)	Confidentiality	30
	(w)	Authority	30
	(x)	Security Service	30
	(y)	List of Exhibits	30
	(z)	Prohibited Persons and Transactions	31

26.	Environmental Requirements.		31
	(a)	Prohibition against Hazardous Materials	31
	(b)	Environmental Requirements	31
	(c)	Removal of Hazardous Materials	32
	(d)	Tenant’s Indemnity	32
	(e)	Inspections and Tests	32
	(f)	Tenant’s Financial Assurance in the Event of a Breach	33

27.	Parking		33

28.	Counterparts		33

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LIST OF DEFINED TERMS

Page No.

Additional Rent	ii
Affiliate	1
Basic Lease Information	1
Basic Rent	ii
Building	i
Building’s Structure	1
Building’s Systems	1
Casualty	19
Commencement Date	i
Damage Notice	19
Default Rate	5
Disabilities Acts	10
Environmental Requirements	31
Event of Default	21
GAAP	13
Hazardous Materials	31
including	1
Insurance Costs	16
Land	i
Landlord	1
Landlord’s Mortgagee	17
Law	1
Laws	1
Lease	1
Lease Month	ii
Loss	16
Mortgage	17
OFAC	11
Operating Costs	3
Operating Costs and Tax Statement	4
Permitted Transfer	11
Permitted Transferee	11
Permitted Use	ii
Premises	i
Primary Lease	17
Project	i
Rent	ii
Repair Period	20
Security Deposit	ii
Taking	18
Tangible Net Worth	13
Taxes	4
Telecommunications Services	29
Tenant	1
Tenant Party	1
Tenant’s Off-Premises Equipment	1
Tenant’s Proportionate Share	ii
Term	i
Transfer	11

viii

LEASE

This Lease Agreement (this “Lease”) is entered into as of __________________, 2022, between 1960 SOUTH 4250 WEST LLC, a Utah limited liability company (“Landlord”), and POLARITYTE MD, INC., a Nevada corporation (“Tenant”).

1. Definitions and Basic Provisions. The definitions and basic provisions set forth in the Basic Lease Information (the “Basic Lease Information”) executed by Landlord and Tenant contemporaneously herewith are incorporated herein by reference for all purposes. Additionally, the following terms shall have the following meanings when used in this Lease: “Affiliate” means any person or entity which, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the party in question; “Building’s Structure” means the Building’s exterior walls, roof, elevator shafts, footings, foundations, structural portions of load-bearing walls, structural floors and subfloors, and structural columns and beams; “Building’s Systems” means the Building’s HVAC, life-safety, plumbing, electrical, and mechanical systems; “including” means including, without limitation; “Laws” means all federal, state, and local laws, ordinances, rules and regulations, all court orders, governmental directives, and governmental orders, and all interpretations of the foregoing, and all restrictive covenants affecting this Lease or the Project or Tenant’s use of the Premises for the Permitted Uses, and “Law” means any of the foregoing; “Tenant’s Off-Premises Equipment” means any of Tenant’s equipment or other property that may be located on or about the Project (other than inside the Premises); and “Tenant Party” means any of the following persons: Tenant; any Tenant Affiliates; any assignees claiming by, through, or under Tenant; any subtenants claiming by, through, or under Tenant; and any of their respective agents, contractors, employees, licensees, guests and invitees.

2. Lease Grant; Term. Subject to the terms of this Lease, Landlord leases to Tenant, and Tenant leases from Landlord, the Premises. Additionally, subject to the terms of this Lease and Landlord’s rules and regulations therefor, Tenant and its employees and invitees shall have a non-exclusive license to use, in common with others, any applicable driveways, loading dock areas, roadways, rail tracks and other similar improvements designated by Landlord from time to time as common areas for the common use and enjoyment of all tenants and occupants of the Project.

The term of this Lease shall be for the Lease Term, beginning at 12:00 midnight on the Commencement Date and expiring at 11:59 p.m. on the Expiration Date. Provided Tenant is open and operating in the Premises in accordance with the terms of this Lease and is not then in default of any term, condition or covenant of the Lease beyond any applicable notice or cure period, Tenant shall have the option to extend the Term of this Lease for one (1) additional period of five (5) years as an Option Term (an “Option Term”) only by giving Landlord written notice at least one hundred eighty (180) days prior to the expiration of the initial Term. Notwithstanding any provision of this Lease, if Tenant fails to exercise the extension option by delivering such written notice, such extension option shall forever lapse. All of the terms, covenants, conditions, provisions and agreements applicable to the initial Term shall be applicable to the Option Term, if any, with the adjustment to Rent as identified in the Basic Lease Information above. All references in this Lease to the “Term” or the “Lease Term” shall be deemed to mean the initial Term as extended by the Option Term, if any.

LEASE AGREEMENT – Page 1

3. Tender of Possession; Early Occupancy Period. Upon the Commencement Date, Tenant will accept the Premises in the manner set forth below, subject to Substantial Completion of the Landlord’s Work and the performance of Punchlist Items (as defined in Exhibit D attached hereto) that remain to be performed by Landlord, if any. Upon the later of Tenant’s acceptance of the Premises and Landlord’s Substantial Completion of the Landlord’s Work, Tenant shall execute and deliver to Landlord a letter substantially in the form of Exhibit E hereto confirming (1) the Commencement Date and the expiration date of the initial Term, (2) that Tenant has accepted the Premises, and (3) that Landlord has performed all of its obligations with respect to the Premises (except for Punchlist Items specified in such letter); however, the failure of the parties to execute such letter shall not defer the Commencement Date or otherwise invalidate this Lease. During the Interim Occupancy Period, Tenant has the right to occupy and use the Premises for the Permitted Use in accordance with all of the terms of this Lease.

4. Rent.

(a)	Payment. Beginning on the Lease Date, Tenant shall timely pay to Landlord Rent, without notice, demand, deduction or set off (except as otherwise expressly provided herein), by wire transfer to a bank account designated by Landlord in writing from time to time or as otherwise specified by Landlord and shall be accompanied by all applicable state and local sales or use taxes. The obligations of Tenant to pay Basic Rent, Abated Rent, and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. Basic Rent and Abated Rent shall be payable monthly in advance. The first monthly installment of Basic Rent shall be payable on the Lease Date, Basic Rent and Abated Rent, as applicable, shall be payable on the first day of each subsequent Lease Month. The monthly Basic Rent for any partial month at the beginning of the Term shall equal the product of 1/365 of the annual Basic Rent in effect during the partial month and the number of days in the partial month, and shall be due on the Commencement Date. Payments of Basic Rent for any fractional calendar month at the end of the Term shall be similarly prorated. Tenant shall pay Additional Rent at the same time and in the same manner as Basic Rent and Abated Rent.

(b)	Operating Costs.

(1) Tenant shall pay to Landlord beginning on the Lease Date Tenant’s Proportionate Share of the annual Operating Costs (defined below). Landlord may make a good faith estimate of Tenant’s Proportionate Share of Operating Costs to be due by Tenant for any calendar year or part thereof during the Term. During each calendar year or partial calendar year of the Term, Tenant shall pay to Landlord, in advance concurrently with each monthly installment of Basic Rent, an amount equal to the estimated Tenant’s Proportionate Share of Operating Costs for such calendar year or part thereof divided by the number of months therein. From time to time, Landlord may estimate and re-estimate the amount of Tenant’s Proportionate Share of Operating Costs to be due by Tenant and deliver a copy of the estimate or re-estimate to Tenant. Thereafter, the monthly installments of Tenant’s Proportionate Share of Operating Costs payable by Tenant shall be appropriately adjusted in accordance with the estimations so that, by the end of the calendar year in question, Tenant shall have paid all of Tenant’s Proportionate Share of Operating Costs as estimated by Landlord. Any amounts paid based on such an estimate shall be subject to adjustment as herein provided when actual Operating Costs are available for each calendar year.

LEASE AGREEMENT – Page 2

(2) The term “Operating Costs” means all expenses and disbursements (subject to the limitations set forth below) that Landlord incurs in connection with the ownership, operation, and maintenance of the Project, determined in accordance with sound accounting principles consistently applied, including the following costs: (A) wages and salaries of all on-site employees at or below the grade of senior building manager engaged in the operation, maintenance or security of the Project (together with Landlord’s reasonable allocation of expenses of off-site employees at or below the grade of senior building manager who perform a portion of their services in connection with the operation, maintenance or security of the Project), including taxes, insurance and benefits relating thereto; (B) all supplies and materials used in the operation, maintenance, repair, replacement, and security of the Project; (C) cost of all utilities (including fuel, gas, electricity, water, sewer, and other services) for the common areas and other non-tenant areas of the Project (e.g., mechanical, electrical and telecommunications rooms) as reasonably determined by Landlord; (D) repairs, replacements, and general maintenance of the Project including paving and parking areas, roads, roof repairs (Landlord is responsible for replacement of the roof as provided in Section 7), alleys and driveways, trash collection, sweeping and removal of trash for the common areas, mowing and snow removal, landscaping and exterior painting, the cost of maintaining utility lines, fire sprinklers and fire protection systems, exterior lighting, and mechanical and plumbing systems serving the Project and, to the extent the following items serve more than one tenant in the Project, Generator (defined below), dock doors, drains and sump pumps; (E) fair market rental and other costs with respect to the management office for the Project; (F) service, maintenance and management contracts with independent contractors for the operation, maintenance, management, repair, replacement, and security of the Project (including alarm service, window cleaning, and elevator maintenance); (G) costs of professional services rendered for the general benefit of the Project; (H) environmental insurance or environmental management fees; (I) the cost of any insurance deductibles for insurance required to be maintained by Landlord; and (J) costs for improvements made to the Project which, although capital in nature, are expected to reduce the normal operating costs (including all utility costs) of the Project, as amortized using a commercially reasonable interest rate over the time period reasonably estimated by Landlord to recover the costs thereof taking into consideration the anticipated cost savings, as determined by Landlord using its good faith, commercially reasonable judgment, as well as capital improvements made in order to comply with any Law hereafter promulgated by any governmental authority or any new interpretations of any Law hereafter rendered with respect to any existing Law, as amortized using a commercially reasonable interest rate over the useful economic life of such improvements as determined by Landlord in its reasonable discretion.

Operating Costs shall not include costs for (i) capital improvements made to the Project, other than capital improvements described in Section 4(b)(2)(J) and except for items which are generally considered maintenance and repair items, such as painting of common areas, replacement of carpet in elevator lobbies (if any), and the like; (ii) repair, replacements and general maintenance paid by proceeds of insurance or by Tenant or other third parties; (iii) interest, amortization or other payments on loans to Landlord or rentals payable under any ground or underlying lease, if any; (iv) depreciation; (v) costs relating to the leasing of the Building, including brokers’ commissions, accounting and legal fees (including attorneys’ fees for disputes with tenants); (vi) legal expenses for services, other than those that benefit the Project tenants generally (e.g., tax disputes); (vii) Taxes; (viii) Insurance Costs; (ix) renovating or otherwise improving space for occupants of the Project or vacant space in the Project; (x) payments to affiliates of Landlord but only to the extent that they exceed market charges; (xi) Landlord’s general corporate overhead and administrative expenses; and (xii) fines, costs, late charges, liquidated damages, penalties, tax penalties, or related interest charges imposed on Landlord or Landlord’s property manager, provided the same are imposed on Landlord or Landlord’s property manager except to the extent that such is the fault of Tenant.

LEASE AGREEMENT – Page 3

(3) Tenant shall also pay Tenant’s Proportionate Share of the Taxes for each year and partial year beginning on the Lease Date. Tenant shall pay Tenant’s Proportionate Share of Taxes in the same manner as provided above for Tenant’s Proportionate Share of Operating Costs. “Taxes” means taxes, assessments, and governmental charges or fees whether federal, state, county or municipal, and whether they be by taxing districts or authorities presently taxing or by others, subsequently created or otherwise, and any other taxes and assessments (including non- governmental assessments for common charges under a restrictive covenant or other private agreement that are not treated as part of Operating Costs) now or hereafter attributable to the Project (or its operation), excluding, however, penalties and interest thereon and federal and state taxes on income (if the present method of taxation changes so that in lieu of or in addition to the whole or any part of any Taxes, there is levied on Landlord a capital tax directly on the rents received therefrom or a franchise tax, assessment, or charge based, in whole or in part, upon such rents for the Project, then all such taxes, assessments, or charges, or the part thereof so based, shall be deemed to be included within the term “Taxes” for purposes hereof). Taxes shall include the costs of consultants retained in an effort to lower taxes and all costs incurred in disputing any taxes or in seeking to lower the tax valuation of the Project. For property tax purposes, Tenant waives all rights to protest or appeal the appraised value of the Premises, as well as the Project, and all rights to receive notices of reappraisement.

(4) By April 1 of each calendar year, or as soon thereafter as practicable, Landlord shall furnish to Tenant a statement of Operating Costs and Taxes for the previous year (the “Operating Costs and Tax Statement”). If Tenant’s estimated payments of Operating Costs or Taxes under this Section for the year covered by the Operating Costs and Tax Statement exceed Tenant’s Proportionate Share of such items as indicated in the Operating Costs and Tax Statement, then Landlord shall promptly credit or reimburse Tenant for such excess; likewise, if Tenant’s estimated payments of Operating Costs or Taxes under this Section for such year are less than Tenant’s Proportionate Share of such items as indicated in the Operating Costs and Tax Statement, then Tenant shall promptly pay Landlord such deficiency. Upon request by Tenant, Landlord shall provide commercially reasonable backup for such charges and evidence of payment of the underlying invoices summarized in the Operating Costs and Tax Statement. Tenant shall have the right to audit the Operating Costs and Tax Statement by providing Landlord with written notice (the “Review Notice”) that Tenant intends to review Landlord’s records of the Operating Costs and Taxes for the year to which the statement applies. Within thirty (30) days after receipt of the Review Notice, Landlord shall make electronic copies of all pertinent records that are reasonably necessary for Tenant’s review available for inspection. If Tenant provides Landlord with a Review Notice, Landlord and Tenant shall work together in good faith to resolve any issues pertaining to the Operating Costs and Tax Statement. If, after negotiating in good faith, Landlord and Tenant are unable to resolve any such issues, then upon fifteen (15) days’ prior written notice, Tenant or Tenant’s expense accounting consultant shall have the right to audit Landlord’s books and records relating to the prior two (2) year’s Operating Costs and Taxes at a mutually convenient time at Landlord’s local office, if one exists, or if none exists, at Landlord’s main offices. If the audit discloses Tenant’s total payments of the Tenant’s Proportionate Share of Operating Costs and Taxes for the year to which the Operating Costs and Tax Statement applies are more than Tenant’s Proportionate Share of Operating Costs and Taxes for such year (and Landlord cannot demonstrate that the audit is inaccurate), then Landlord shall retain such excess and credit it against Tenant’s next monthly Rent payments or if such overpayment occurs at the end of the Term, then Landlord shall refund such amount to Tenant within thirty (30) days after the end of the Term. If such audit reveals that Landlord has overcharged Tenant for Tenant’s Proportionate Share of Operating Costs and Taxes by more than five percent (5%) or more, Landlord shall reimburse Tenant for the reasonable cost incurred by Tenant in completing such audit.

LEASE AGREEMENT – Page 4

5. Delinquent Payment; Handling Charges. All past due payments required of Tenant hereunder shall bear interest from the date due until paid at the lesser of eighteen percent per annum or the maximum lawful rate of interest (such lesser amount is referred to herein as the “Default Rate”); additionally, Landlord, in addition to all other rights and remedies available to it, may charge Tenant a fee equal to the greater of (a) $50.00 or (b) five percent of the delinquent payment to reimburse Landlord for its cost and inconvenience incurred as a consequence of Tenant’s delinquency. In no event, however, shall the charges permitted under this Section or elsewhere in this Lease, to the extent they are considered to be interest under applicable Law, exceed the maximum lawful rate of interest. Notwithstanding the foregoing, the late fee referenced above shall not be charged with respect to the first occurrence (but not any subsequent occurrence) during any 12-month period that Tenant fails to make payment when due, until five business days after Landlord delivers written notice of such delinquency to Tenant.

6. Security Deposit. Contemporaneously with the execution of this Lease, Tenant shall pay to Landlord the Security Deposit, which shall be held by Landlord to secure Tenant’s performance of its obligations under this Lease. The Security Deposit is not an advance payment of Rent or a measure or limit of Landlord’s damages upon an Event of Default (as defined herein). Landlord may, from time to time following an Event of Default and without prejudice to any other remedy, use all or a part of the Security Deposit to perform any obligation Tenant fails to perform hereunder. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. Subject to the requirements of, and conditions imposed by, Laws applicable to security deposits under commercial leases, Landlord shall, within the time required by applicable Law, return to Tenant the portion of the Security Deposit remaining after deducting all damages, charges and other amounts permitted by Law. Landlord and Tenant agree that such deductions shall include, without limitation, all damages and losses that Landlord has suffered or that Landlord reasonably estimates that it will suffer as a result of any breach of this Lease by Tenant. The Security Deposit may be commingled with other funds, and no interest shall be paid thereon. If Landlord transfers its interest in the Premises, Landlord shall assign the Security Deposit to the transferee and, upon such transfer and the delivery to Tenant of an acknowledgement of the transferee’s responsibility for the Security Deposit as provided by Law, Landlord thereafter shall have no further liability for the return of the Security Deposit.

LEASE AGREEMENT – Page 5

7. Landlord’s Maintenance Obligations. This Lease is intended to be a net lease; accordingly, Landlord’s maintenance obligations are limited to the replacement of the Building’s Structure; Landlord shall not be responsible for (1) any such work until Tenant notifies Landlord of the need therefor in writing or (2) alterations to the Building’s Structure required by applicable law because of Tenant’s use of the Premises (which alterations shall be Tenant’s responsibility). The Building’s Structure does not include skylights, windows, glass or plate glass, doors or overhead doors, special fronts, or office entries, dock bumpers, dock plates or levelers, loading areas and docks, and loading dock equipment, all of which shall be maintained by Tenant. Landlord’s liability for any defects, repairs, replacement or maintenance for which Landlord is specifically responsible for under this Lease shall be limited to the cost of performing the work. Additionally, Landlord shall maintain the parking areas, and other common areas of the Building, including driveways, alleys, landscape and grounds surrounding the Premises and utility lines in a good condition, consistent with the operation of a general office, manufacturing, and warehouse facility, including the exterior of the Building (including painting), landscaping sprinkler systems, and any items normally associated with the foregoing. All costs in performing the work described in the foregoing sentence shall be included in Operating Costs. Tenant shall promptly notify Landlord in writing of any work required to be performed under this Section 7, and Landlord shall not be responsible for performing such work until Tenant delivers to Landlord such notice. Additionally, in no event shall Landlord be responsible for alterations to the Building’s Structure required by applicable Law because of Tenant’s use of the Premises (which alterations shall be made by Tenant at its sole cost and expense). Notwithstanding anything to the contrary contained herein, Landlord shall, in its sole and absolute discretion, determine the appropriate remedial action required of it to satisfy its maintenance obligations hereunder (e.g., Landlord shall, in its sole discretion, determine whether, and to the extent, repairs or replacements are the appropriate remedial action).

Landlord acknowledges that the emergency generator that is currently located on the Project for providing electricity to the Building (the “Generator”) is Tenant’s property and that Tenant may remove and dispose of the Generator as it sees fit at termination of this Lease, provided Tenant shall, at its sole cost and expense, repair any damage to the Project caused by Tenant’s removal of the Generator. Landlord shall provide to Tenant any keys or codes that will enable Tenant to have access to the fenced area where the Generator is located at all times during the Term of this Lease. Tenant agrees that during the Term of this Lease the Generator may be used to service the entire Building, and in consideration therefor the Landlord shall maintain the Generator in good working condition at all times (including keeping it fueled at not less than 50% fuel capacity at all times). All such costs of maintaining the Generator shall be Operating Costs and Tenant shall pay its Proportionate Share of such costs pursuant to Section 4(b), above. Tenant shall insure the Generator against loss or destruction and, in the event of loss or destruction of the Generator, Tenant shall be solely responsible for providing a replacement Generator, which shall be the property of Tenant that it may remove on termination of this Lease, subject to the repair obligation set forth above, and Landlord shall provide all commercially reasonable assistance and cooperation that may be required for the installation of the replacement Generator, including modification, alteration, or reconfiguration of any wall, conduit, or wiring of the Building required to connect the replacement Generator to the automatic transfer switch for transferring the Building power source to the replacement Generator (the “ATS”), all at Landlord’s sole cost as maintenance of the Building’s Structure and not as an Operating Cost. Similarly, if the Generator ceases to operate due to any cause that is not covered by insurance, Tenant shall be solely responsible for providing a replacement Generator, which shall be the property of Tenant that it may remove on termination of this Lease, subject to the repair obligation set forth above, and Landlord shall provide all commercially reasonable assistance and cooperation that may be required for the installation of the replacement Generator, including modification, alteration, or reconfiguration of any wall, conduit, or wiring of the Building required to connect the replacement Generator to the ATS, all at Landlord’s sole cost as maintenance of the Building’s Structure and not as an Operating Cost. The Landlord’s Work shall include the installation of walls and access around the ATS so that the current location of the ATS becomes a common area accessible by Tenant at all times, and the common area for the ATS shall not be moved or relocated by Landlord without Tenant’s prior written consent, which shall not be unreasonably withheld.

LEASE AGREEMENT – Page 6

8. Improvements; Alterations; Tenant’s Maintenance and Repair Obligations.

(a)	Improvements; Alterations. Tenant improvements to the Premises shall be installed in accordance with the Work Letter attached hereto and incorporated herein as Exhibit D, and in accordance with plans and specifications which have been previously submitted to and approved in writing by Landlord, which approval shall be governed by the provisions set forth in this Section 8(a). No alterations or physical additions in or to the Premises may be made without Landlord’s prior written consent, which shall not be unreasonably withheld or delayed; however, Landlord may withhold its consent to any alteration or addition that would adversely affect (in the reasonable discretion of Landlord) (1) the Building’s Structure or the Building’s Systems (including the Building’s restrooms or mechanical rooms), (2) the exterior appearance of the Building, (3) the appearance of the Building’s common areas, or (4) the provision of services to other Building occupants. The foregoing notwithstanding, no consent of Landlord is required for alterations or modifications to, or the replacement of, any clean room located on the Premises or the Building’s Systems exclusively supporting the operation of any such clean room that are reasonably required as determined by Tenant to use and operate clean rooms for the Permitted Uses in compliance with any applicable Law including, but not by way of limitation, any law, rule, or regulation of the U.S. Food and Drug Administration; provided, however, that with respect to any such alteration or modification to or replacement of any Building’s Systems that do not exclusively support the operation of any such clean rooms, Landlord’s prior written consent shall be required, which consent shall not be unreasonably withheld, conditioned or delayed. Tenant shall not paint or install lighting or decorations, signs, window or door lettering, or advertising media of any type visible from the exterior of the Premises without the prior written consent of Landlord, which shall not be unreasonably withheld or delayed. All alterations, additions, and improvements shall be constructed, maintained, and used by Tenant, at its risk and expense, in accordance with all Laws; Landlord’s consent to or approval of any alterations, additions or improvements (or the plans therefor) shall not constitute a representation or warranty by Landlord, nor Landlord’s acceptance, that the same comply with sound architectural and/or engineering practices or with all applicable Laws, and Tenant shall be solely responsible for ensuring all such compliance.

LEASE AGREEMENT – Page 7

(b)	Repairs; Maintenance. Tenant shall maintain the Premises, including the loading areas and dock, and loading dock equipment in connection with the Premises, in a clean, safe, and operable condition, and shall not permit or allow to remain any waste or damage to any portion of the Premises. Additionally, Tenant, at its sole expense, shall repair, replace and maintain in good condition and in accordance with all Laws and the equipment manufacturer’s suggested service programs, all portions of the Premises, Tenant’s Off-Premises Equipment and all areas, improvements and systems exclusively serving the Premises including loading docks, sump pumps, dock wells, dock equipment and loading areas, dock doors, dock seals, overhead doors, “levellors” and similar leveling equipment, plumbing, water, fire sprinkler system, and sewer lines up to points of common connection, entries, doors, ceilings, windows, interior walls, and the interior side of demising walls, and heating, ventilation and air conditioning systems (including any evaporative units), and other building and mechanical systems serving the Premises. Such repair and replacements include capital expenditures and repairs whose benefit may extend beyond the Term. To the extent not covered by Landlord’s insurance, Tenant shall repair or replace, subject to Landlord’s direction and supervision, any damage to the Building caused by a Tenant Party. If Tenant fails to commence repairs or replacements within thirty (30) days after the occurrence of such damage or thereafter fails to diligently prosecute such repair or replacement work to completion, then Landlord may make the same at Tenant’s cost, provided that Landlord may commence such work at Tenant’s cost after affording Tenant a reasonable opportunity to commence such work in the event of an emergency (imminent threat to persons or property). If any such damage occurs outside of the Premises, then, to the extent not covered by Landlord’s insurance, Landlord may elect to repair such damage at Tenant’s expense, rather than having Tenant repair such damage. The cost of all maintenance, repair or replacement work performed by Landlord under Section 8 shall be paid by Tenant to Landlord within 30 days after Landlord has invoiced Tenant therefor.

(c)	Performance of Work. All work described in Section 8 shall be performed only by Landlord or by contractors and subcontractors approved in writing by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant shall cause all contractors and subcontractors to procure and maintain insurance coverage naming Landlord, Landlord’s property management company and Landlord’s asset management company as additional insureds against such risks, in such amounts, and with such companies as Landlord may reasonably require. Tenant shall provide Landlord with the identities, mailing addresses and telephone numbers of all persons performing work or supplying materials prior to beginning such construction and Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable Laws. All such work shall be performed in accordance with all Laws and in a good and workmanlike manner so as not to damage the Building (including the Premises, the Building’s Structure and the Building’s Systems). All such work which may affect the Building’s Structure or the Building’s Systems must be approved by the Building’s engineer of record, at Tenant’s expense and, at Landlord’s election, must be performed by Landlord’s usual contractor for such work. All work affecting the roof of the Building must be performed by Landlord’s roofing contractor, and no such work will be permitted if it would void or reduce the warranty on the roof.

LEASE AGREEMENT – Page 8

(d)	Mechanic’s Liens. All work performed, materials furnished, or obligations incurred by or at the request of a Tenant Party shall be deemed authorized and ordered by Tenant only, and Tenant shall not permit any mechanic’s liens to be filed against the Premises or the Project in connection therewith. Upon completion of any such work, Tenant shall deliver to Landlord final lien waivers from all contractors, subcontractors and materialmen who performed such work. If such a lien is filed, then Tenant shall, within fifteen (15) business days after Landlord has delivered notice of the filing thereof to Tenant (or such earlier time period as may be necessary to prevent the forfeiture of the Premises, the Project or any interest of Landlord therein or the imposition of a civil or criminal fine with respect thereto), either (1) pay the amount of the lien and cause the lien to be released of record, or (2) diligently contest such lien and deliver to Landlord a bond or other security reasonably satisfactory to Landlord. If Tenant fails to timely take either such action, then Landlord may pay the lien claim, and any amounts so paid, including expenses and interest, shall be paid by Tenant to Landlord within fifteen (15) days after Landlord has invoiced Tenant therefor. Landlord and Tenant acknowledge and agree that their relationship is and shall be solely that of “landlord-tenant” (thereby excluding a relationship of “owner-contractor,” “owner-agent” or other similar relationships). Accordingly, all materialmen, contractors, artisans, mechanics, laborers and any other persons now or hereafter contracting with Tenant, any contractor or subcontractor of Tenant or any other Tenant Party for the furnishing of any labor, services, materials, supplies or equipment with respect to any portion of the Premises, at any time from the date hereof until the end of the Term, are hereby charged with notice that they look exclusively to Tenant to obtain payment for same. Nothing herein shall be deemed a consent by Landlord to any liens being placed upon the Premises, the Project or Landlord’s interest therein due to any work performed by or for Tenant or deemed to give any contractor or subcontractor or materialman any right or interest in any funds held by Landlord to reimburse Tenant for any portion of the cost of such work. Tenant shall defend, indemnify and hold harmless Landlord and its agents and representatives from and against all claims, demands, causes of action, suits, judgments, damages and expenses (including attorneys’ fees) in any way arising from or relating to the failure by any Tenant Party to pay for any work performed, materials furnished, or obligations incurred by or at the request of a Tenant Party. This indemnity provision shall survive termination or expiration of this Lease.

(e)	Janitorial Services. Tenant, at its sole expense, shall provide its own janitorial services to the Premises and shall maintain the Premises in a clean and safe condition. Tenant shall store all trash and garbage within the area and in receptacles designated from time to time by Landlord and shall, at its sole expense, arrange for the regular pickup of such trash and garbage at times, and pursuant to reasonable regulations, established by Landlord from time to time. If Tenant fails, after notice and a reasonable opportunity to cure, to provide janitorial services to the Premises or trash removal services in compliance with the foregoing, Landlord, in addition to any other rights and remedies available to it, may provide such services, and Tenant shall pay to Landlord the cost thereof, plus an administrative fee equal to 15% of such cost, within thirty (30) days after Landlord delivers to Tenant an invoice therefor.

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9. Utilities. Tenant shall pay for all water, gas, electricity, heat, telephone, sewer, sprinkler charges and other utilities and services used at the Premises, together with any taxes, penalties, surcharges, connection charges, maintenance charges, and the like pertaining to Tenant’s use of the Premises. Landlord shall, as part of Landlord’s Work, separately meter the Premises for each utility service or, in the event that it is not commercially reasonable to separately meter a utility service, Landlord shall submeter the Premises for such utility service. Tenant, at its expense, shall obtain all utility services for the Premises, including making all applications therefor, obtaining meters and other related equipment, and paying all deposits and connection charges. Landlord shall not be liable for any interruption or failure of utility service to the Premises, and such interruption or failure of utility service shall not be a constructive eviction of Tenant, constitute a breach of any implied warranty, or, except as provided in the next sentence, entitle Tenant to any abatement of Tenant’s obligations hereunder. If, however, Tenant is prevented from using the Premises for more than three (3) consecutive business days because of the unavailability of any such service and such unavailability was caused by Landlord and restoration of such service is within the reasonable control of Landlord, then Tenant shall, as its exclusive remedy be entitled to an abatement of Rent for each consecutive day (after such three consecutive business day period) that Tenant is so prevented from using the Premises. Rent shall not abate by reason of the interruption, insufficiency, unavailability or discontinuance of such service if such unavailability or discontinuance was not caused by Landlord and restoration of such service is not within the reasonable control of Landlord.

10. Use. Tenant shall continuously occupy and use the Premises only for the Permitted Use and shall comply with all Laws relating to this Lease and/or the use, condition, access to, and occupancy of the Premises and will not commit waste, overload the Building’s Structure or the Building’s Systems or subject the Premises to use that would damage the Premises. Notwithstanding anything in this Lease to the contrary, as between Landlord and Tenant, (a) Tenant shall bear the risk of complying with Title III of the Americans With Disabilities Act of 1990, any state laws governing handicapped access or architectural barriers, and all rules, regulations, and guidelines promulgated under such laws, as amended from time to time (the “Disabilities Acts”) in the Premises, and (b) Landlord shall bear the risk of complying with the Disabilities Acts in the common areas of the Building, other than compliance that is necessitated by the use of the Premises for other than the Permitted Use or as a result of any alterations or additions, including any initial tenant improvement work, made by or on behalf of a Tenant Party (which risk and responsibility shall be borne by Tenant). The Premises shall not be used for any use which is disreputable, creates extraordinary fire hazards, or results in an increased rate of insurance on the Building or its contents, or for the storage of any Hazardous Materials (except as provided in Section 26 hereto), provided, however, that such matters arising in connection with Tenant’s Permitted Use of the Premises are expressly permitted regardless of whether such matters are considered disreputable, create extraordinary fire hazards, or result in an increased rate of insurance on the Building or its contents. Outside storage, including storage of trucks or other vehicles, is prohibited without Landlord’s prior written consent (not to be unreasonably withheld, conditioned or delayed). If, because of a Tenant Party’s acts or because Tenant vacates the Premises, the rate of insurance on the Building or its contents increases, then Tenant shall pay to Landlord the amount of such increase on demand. Tenant shall conduct its business and control each other Tenant Party so as not to create any nuisance or unreasonably interfere with other tenants or Landlord in its management of the Building, provided, however, that nuisances and interference arising in connection with Tenant’s Permitted Use of the Premises are expressly permitted regardless of whether such nuisances and interference interfere in any way with other tenants or persons having business with them. Notwithstanding the foregoing, in the event of any nuisances or interference arising in connection with Tenant’s Permitted Use of the Premises, Tenant shall, upon Landlord’s reasonable request, use commercially reasonable efforts to mitigate such nuisances or interference, provided that Tenant shall have no obligation to effect any mitigation efforts that would disrupt or otherwise disturb Tenant’s operation of its business on the Premises for the Permitted Use.

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11. Assignment and Subletting.

(a)	Transfers. Except as provided in Section 11(h), Tenant shall not, without the prior written consent of Landlord, (1) assign, transfer, or encumber this Lease or any estate or interest herein, whether directly or by operation of law, (2) permit any other entity to become Tenant hereunder by merger, consolidation, or other reorganization, (3) if Tenant is an entity other than a corporation whose stock is publicly traded, permit the transfer of an ownership interest in Tenant so as to result in a change in the current control of Tenant, (4) sublet any portion of the Premises, (5) grant any license, concession, or other right of occupancy of any portion of the Premises, or (6) permit the use of the Premises by any parties other than Tenant (any of the events listed in Section 11(h)(1) through 11(h)(3) being a “Transfer”).

(b)	Consent Standards. Landlord shall not unreasonably withhold its consent to any assignment or subletting of the Premises, provided that the proposed transferee (1) is creditworthy (except with respect to a sublease), (2) will use the Premises for the Permitted Use and will not use the Premises in any manner that would conflict with any exclusive use agreement or other similar agreement entered into by Landlord with any other tenant of the Building effective as of the date hereof, and/or (3) is in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated Nationals and Blocked Persons List) and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism), or other governmental action relating thereto; otherwise, Landlord may withhold its consent in its sole discretion. Additionally, Landlord may withhold its consent in its sole discretion to any proposed Transfer if any Event of Default by Tenant then exists.

(c)	Request for Consent. If Tenant requests Landlord’s consent to a Transfer, then, at least 15 business days prior to the effective date of the proposed Transfer, Tenant shall provide Landlord with a written description of all terms and conditions of the proposed Transfer, copies of the proposed documentation, and the following information about the proposed transferee: name and address of the proposed transferee and any entities and persons who own, control or direct the proposed transferee; reasonably satisfactory information about its business and business history; its proposed use of the Premises; banking, financial, and other credit information; and general references sufficient to enable Landlord to determine the proposed transferee’s creditworthiness and character. Concurrently with Tenant’s notice of any request for consent to a Transfer, Tenant shall pay to Landlord a fee of $500 to defray Landlord’s expenses in reviewing such request, and Tenant shall also reimburse Landlord immediately upon request for its reasonable attorneys’ fees incurred in connection with considering any request for consent to a Transfer.

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(d)	Conditions to Consent. If Landlord consents to a proposed Transfer, then the proposed transferee shall deliver to Landlord a written agreement whereby it expressly assumes Tenant’s obligations hereunder; however, any transferee of less than all of the space in the Premises shall be liable only for obligations under this Lease that are properly allocable to the space subject to the Transfer for the period of the Transfer. No Transfer shall release Tenant from its obligations under this Lease, but rather Tenant and its transferee shall be jointly and severally liable therefor. Landlord’s consent to any Transfer shall not waive Landlord’s rights as to any subsequent Transfers. If an Event of Default occurs while the Premises or any part thereof are subject to a Transfer, then Landlord, in addition to its other remedies, may collect directly from such transferee all rents becoming due to Tenant and apply such rents against Rent. Tenant authorizes its transferees to make payments of rent directly to Landlord upon receipt of notice from Landlord to do so following the occurrence of an Event of Default hereunder. Tenant shall pay for the cost of any demising walls or other improvements necessitated by a proposed subletting or assignment.

(e)	Attornment by Subtenants. Each sublease by Tenant hereunder shall be subject and subordinate to this Lease and to the matters to which this Lease is or shall be subordinate, and each subtenant by entering into a sublease is deemed to have agreed that in the event of termination, re-entry or dispossession by Landlord under this Lease, Landlord may, at its option, take over all of the right, title and interest of Tenant, as sublandlord, under such sublease, and such subtenant shall, at Landlord’s option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be (1) liable for any previous act or omission of Tenant under such sublease, (2) subject to any counterclaim, offset or defense that such subtenant might have against Tenant, (3) bound by any previous modification of such sublease not approved by Landlord in writing or by any rent or additional rent or advance rent which such subtenant might have paid for more than the current month to Tenant, and all such rent shall remain due and owing, notwithstanding such advance payment, (4) bound by any security or advance rental deposit made by such subtenant which is not delivered or paid over to Landlord and with respect to which such subtenant shall look solely to Tenant for refund or reimbursement, or (5) obligated to perform any work in the subleased space or to prepare it for occupancy, and in connection with such attornment, the subtenant shall execute and deliver to Landlord any instruments Landlord may reasonably request to evidence and confirm such attornment. Each subtenant or licensee of Tenant shall be deemed, automatically upon and as a condition of its occupying or using the Premises or any part thereof, to have agreed to be bound by the terms and conditions set forth in this Section. The provisions of this Section 11(e) shall be self-operative, and no further instrument shall be required to give effect to this provision.

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(f)	Cancellation. Landlord may, within 30 days after submission of Tenant’s written request for Landlord’s consent to an assignment, cancel this Lease as to the portion of the Premises proposed to be assigned as of the date the proposed Transfer is to be effective. If Landlord cancels this Lease as to any portion of the Premises, then this Lease shall cease for such portion of the Premises and Tenant shall pay to Landlord all Rent accrued through the cancellation date relating to the portion of the Premises covered by the proposed Transfer. Thereafter, Landlord may lease such portion of the Premises to the prospective assignee (or to any other person) without liability to Tenant.

(g)	Intentionally Deleted.

(h)	Permitted Transfers. Notwithstanding Section 11(a), Tenant may Transfer all or part of its interest in this Lease or all or part of the Premises (a “Permitted Transfer”) to the following types of entities (a “Permitted Transferee”) without the written consent of Landlord:

(1) an Affiliate of Tenant;

(2) any corporation, limited partnership, limited liability partnership, limited liability company or other business entity in which or with which Tenant, or its corporate successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions governing merger and consolidation of business entities, so long as (A) Tenant’s obligations hereunder are assumed by the entity surviving such merger or created by such consolidation; and (B) the Tangible Net Worth of the surviving or created entity is not less than the Tangible Net Worth of Tenant as of the date hereof; or

(3) any corporation, limited partnership, limited liability partnership, limited liability company or other business entity acquiring all or substantially all of Tenant’s assets if such entity’s Tangible Net Worth after such acquisition is not less than the Tangible Net Worth of Tenant as of the date hereof.

Tenant shall promptly notify Landlord of any such Permitted Transfer. Tenant shall remain liable for the performance of all of the obligations of Tenant hereunder, or if Tenant no longer exists because of a merger, consolidation, or acquisition, the surviving or acquiring entity shall expressly assume in writing the obligations of Tenant hereunder. Additionally, the Permitted Transferee shall comply with all of the terms and conditions of this Lease, including the Permitted Use, and the use of the Premises by the Permitted Transferee may not violate any other agreements affecting the Premises, the Building, Landlord or other tenants of the Building. No later than 30 days after the effective date of any Permitted Transfer, Tenant agrees to furnish Landlord with (A) copies of the instrument effecting any of the foregoing Transfers, (B) documentation establishing Tenant’s satisfaction of the requirements set forth above applicable to any such Transfer, (C) evidence of insurance as required under this Lease with respect to the Permitted Transferee, and (D) evidence of compliance with the regulations of OFAC and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto, including the name and address of the Permitted Transferee and any entities and persons who own, control or direct the Permitted Transferee. The occurrence of a Permitted Transfer shall not waive Landlord’s rights as to any subsequent Transfers. “Tangible Net Worth” means the excess of total assets over total liabilities, in each case as determined in accordance with generally accepted accounting principles consistently applied (“GAAP”), excluding, however, from the determination of total assets all assets which would be classified as intangible assets under GAAP including goodwill, licenses, patents, trademarks, trade names, copyrights, and franchises. Any subsequent Transfer by a Permitted Transferee shall be subject to the terms of this Section.

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12. Insurance; Waivers; Subrogation; Indemnity.

(a)	Tenant’s Insurance. Effective as of the earlier of (1) the date Tenant enters or occupies the Premises, or (2) the Commencement Date, and continuing throughout the Term, Tenant shall maintain the following insurance policies: (A) commercial general liability insurance in amounts of $3,000,000 per occurrence or, following the expiration of the initial Term, such other amounts as Landlord may from time to time reasonably require (and, if the use and occupancy of the Premises include any activity or matter that is or may be excluded from coverage under a commercial general liability policy (e.g., the sale, service or consumption of alcoholic beverages), Tenant shall obtain such endorsements to the commercial general liability policy or otherwise obtain insurance to insure all liability arising from such activity or matter (including liquor liability, if applicable) in such amounts as Landlord may reasonably require), insuring Tenant, Landlord, Landlord’s property management company, Landlord’s asset management company and, if requested in writing by Landlord, Landlord’s Mortgagee against all liability for injury to or death of a person or persons or damage to property arising from the use and occupancy of the Premises and (without implying any consent by Landlord to the installation thereof) the installation, operation, maintenance, repair or removal of Tenant’s Off-Premises Equipment, (B) insurance covering the full value of all alterations and improvements and betterments in the Premises, naming Landlord and Landlord’s Mortgagee as additional loss payees as their interests may appear, (C) insurance covering the full value of all furniture, trade fixtures and personal property (including property of Tenant or others) in the Premises or otherwise placed in the Project by or on behalf of a Tenant Party (including Tenant’s Off-Premises Equipment), (D) contractual liability insurance sufficient to cover Tenant’s indemnity obligations hereunder (but only if such contractual liability insurance is not already included in Tenant’s commercial general liability insurance policy), (E) worker’s compensation insurance, and (F) business interruption insurance in an amount reasonably acceptable to Landlord. The commercial general liability insurance to be maintained by Tenant may have a deductible of no more than $5,000 per occurrence; the property insurance to be maintained by Tenant may have a deductible of no more than $10,000 per occurrence; and, all other insurance to be maintained by Tenant shall have no deductible. Tenant’s insurance shall provide primary coverage to Landlord when any policy issued to Landlord provides duplicate or similar coverage, and in such circumstance Landlord’s policy will be excess over Tenant’s policy. Tenant shall furnish to Landlord certificates of such insurance and such other evidence satisfactory to Landlord of the maintenance of all insurance coverages required hereunder at least ten days prior to the earlier of the Commencement Date or the date Tenant enters or occupies the Premises, and at least 15 days prior to each renewal of said insurance, and Tenant shall obtain a written obligation on the part of each insurance company to notify Landlord at least 30 days before cancellation or a material change of any such insurance policies. All such insurance policies shall be in form, and issued by companies with a Best’s rating of A+:VII or better, reasonably satisfactory to Landlord. If Tenant fails to comply with the foregoing insurance requirements or to deliver to Landlord the certificates or evidence of coverage required herein, Landlord, in addition to any other remedy available pursuant to this Lease or otherwise, may, but shall not be obligated to, obtain such insurance and Tenant shall pay to Landlord on demand the premium costs thereof, plus an administrative fee of 15% of such cost.

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(b)	Landlord’s Insurance. Beginning on the Lease Date and continuing until expiration of the Term of this Lease, Landlord shall maintain, as a minimum, the following insurance policies: (1) property insurance for the Building’s replacement value (excluding property required to be insured by Tenant), less a commercially-reasonable deductible if Landlord so chooses, and (2) commercial general liability insurance in an amount of not less than $3,000,000. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary. The cost of all insurance carried by Landlord with respect to the Project shall be included in Insurance Costs (defined below). The foregoing insurance policies and any other insurance carried by Landlord shall be for the sole benefit of Landlord and under Landlord’s sole control, and Tenant shall have no right or claim to any proceeds thereof or any other rights thereunder.

(c)	No Subrogation; Waiver of Property Claims. Landlord and Tenant each waives any claim it might have against the other for any damage to or theft, destruction, loss, or loss of use of any property, to the extent the same is insured against under any insurance policy of the types described in this Section 12 that covers the Project, the Premises, Landlord’s or Tenant’s fixtures, personal property, leasehold improvements, or business, or is required to be insured against under the terms hereof, regardless of whether the negligence of the other party caused such Loss (defined below). Additionally, Tenant waives any claim it may have against Landlord for any Loss to the extent such Loss is caused by a terrorist act. Each party shall cause its insurance carrier to endorse all applicable policies waiving the carrier’s rights of recovery under subrogation or otherwise against the other party. Notwithstanding any provision in this Lease to the contrary, Landlord, its agents, employees and contractors shall not be liable to Tenant or to any party claiming by, through or under Tenant for (and Tenant hereby releases Landlord and its servants, agents, contractors, employees and invitees from any claim or responsibility for) any damage to or destruction, loss, or loss of use, or theft of any property of any Tenant Party located in or about the Project, caused by casualty, theft, fire, third parties or any other matter or cause, regardless of whether the negligence of any party caused such loss in whole or in part. Tenant acknowledges that Landlord shall not carry insurance on, and shall not be responsible for damage to, any property of any Tenant Party located in or about the Project.

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(d) Indemnity.

(1) Subject to Section 12(c), Tenant shall defend, indemnify, and hold harmless Landlord and its representatives and agents from and against all claims, demands, liabilities, causes of action, suits, judgments, damages, and expenses (including reasonable attorneys’ fees) arising from any injury to or death of any person or the damage to or theft, destruction, loss or loss of use of, any property or inconvenience (a “Loss”) (1) occurring in or on the Project (other than within the Premises) to the extent caused by the negligence or willful misconduct of any Tenant Party, (2) occurring in the Premises, or (3) arising out of the installation, operation, maintenance, repair or removal of any property of any Tenant Party located in or about the Project, including Tenant’s Off-Premises Equipment; provided, however, such indemnity shall not apply to the extent caused by the active negligence or willful misconduct of Landlord or its agents.

(2) Subject to Section 12(c), Landlord shall defend, indemnify, and hold harmless Tenant and its representatives and agents from and against all Losses occurring in or on the Project (other than within the Premises) to the extent caused by the negligence or willful misconduct of Landlord or its agents; provided, however, such indemnity shall not apply to the extent caused by the negligence or willful misconduct of Tenant and its agents.

(3) The indemnities set forth in this Lease shall survive termination or expiration of this Lease and shall not terminate or be waived, diminished or affected in any manner by any abatement or apportionment of Rent under any provision of this Lease. If any proceeding is filed for which indemnity is required hereunder, the indemnifying party agrees, upon request therefor, to defend the indemnified party in such proceeding at its sole cost utilizing counsel satisfactory to the indemnified party.

(e)	Cost of Landlord’s Insurance. Tenant shall pay Tenant’s Proportionate Share of the cost of the property and liability insurance carried by Landlord from time to time with respect to the Building (including other improvements and Landlord’s personal property used in connection therewith), which may include fire and extended coverage insurance (including extended and broad form coverage risks, mudslide, land subsidence, volcanic eruption, flood, earthquake and rent loss insurance) and comprehensive general public liability insurance and excess liability insurance, in such amounts and containing such terms as Landlord deems necessary or desirable (collectively, “Insurance Costs”). During each month beginning on the Lease Date and continuing until expiration of the Term, Tenant shall make a monthly payment to Landlord equal to 1/12th of Tenant’s Proportionate Share of Insurance Costs that will be due and payable for that particular year. Each payment of Insurance Costs shall be due and payable at the same time as, and in the same manner as, provided above for Tenant’s Proportionate Share of Operating Costs. The initial monthly payment of Insurance Costs is based upon Landlord’s good faith estimate of Tenant’s Proportionate Share of the estimated Insurance Costs for the remainder of the first calendar year. The monthly payment of Insurance Costs is subject to increase or decrease as determined by Landlord to reflect accurately Tenant’s Proportionate Share of estimated Insurance Costs. If, following Landlord’s receipt of the bill for the insurance premiums for a calendar year, Landlord determines that Tenant’s total payments of Insurance Costs are less than Tenant’s Proportionate Share of actual Insurance Costs, Tenant shall pay to Landlord the difference upon demand; if Tenant’s total payments of Insurance Costs are more than Tenant’s Proportionate Share of actual Insurance Costs, Landlord shall retain such excess and credit it to Tenant’s future payments of Insurance Costs (unless such adjustment is at the end of the Term, in which event Landlord shall refund such excess to Tenant). Notwithstanding anything contained herein to the contrary, at any time during the Term, Tenant shall have the right to audit or otherwise review Landlord’s records with respect to the actual Insurance Costs for each year, in accordance with the terms of Section 4(b)(4).

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13. Subordination; Attornment; Notice to Landlord’s Mortgagee.

(a)	Subordination. This Lease shall be subordinate to any deed of trust, mortgage, or other security instrument (each, a “Mortgage”), or any ground lease, master lease, or primary lease (each, a “Primary Lease”), that now or hereafter covers all or any part of the Premises (the mortgagee under any such Mortgage, beneficiary under any such deed of trust, or the lessor under any such Primary Lease is referred to herein as a “Landlord’s Mortgagee”) so long as the holder of the Mortgage or Primary Lease agrees not to disturb Tenant’s use and enjoyment of the Premises provided that Tenant is not in default of its obligations under this Lease beyond any applicable cure period. Any Landlord’s Mortgagee may elect, at any time, unilaterally, to make this Lease superior to its Mortgage, Primary Lease, or other interest in the Premises by so notifying Tenant in writing. Provided the requirements set forth above are satisfied, the provisions of this Section shall be self-operative and no further instrument of subordination shall be required; however, in confirmation of such subordination, Tenant shall execute and return to Landlord (or such other party designated by Landlord) within ten days after written request therefor such documentation, in recordable form if required, as a Landlord’s Mortgagee may reasonably request to evidence the subordination of this Lease to such Landlord’s Mortgagee’s Mortgage or Primary Lease (including a subordination, non- disturbance and attornment agreement) or, if the Landlord’s Mortgagee so elects, the subordination of such Landlord’s Mortgagee’s Mortgage or Primary Lease to this Lease. Landlord shall deliver to Tenant a subordination, non-disturbance, and attornment agreement(s) from its Landlord Mortgagee(s) in a form reasonably acceptable to Tenant within five (5) business days following the date Landlord enters into a Mortgage.

(b)	Attornment. Tenant shall attorn to any party succeeding to Landlord’s interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such party’s request, and shall execute such agreements confirming such attornment as such party may reasonably request.

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(c)	Notice to Landlord’s Mortgagee. Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail, to any Landlord’s Mortgagee whose address has been given to Tenant, and affording such Landlord’s Mortgagee the same opportunity to perform Landlord’s obligations hereunder.

(d)	Landlord’s Mortgagee’s Protection Provisions. If Landlord’s Mortgagee shall succeed to the interest of Landlord under this Lease, Landlord’s Mortgagee shall not be: (1) liable for any act or omission of any prior lessor (including Landlord); provided, however, that such shall not be deemed to permit the repetition or continuation of any such act or omission (or the continuation of a condition from a past act or omission) not otherwise permitted under the Lease; (2) bound by any rent or additional rent or advance rent which Tenant might have paid for more than the current month to any prior lessor (including Landlord), and all such rent shall remain due and owing, notwithstanding such advance payment; (3) bound by any security or advance rental deposit made by Tenant which is not delivered or paid over to Landlord’s Mortgagee and with respect to which Tenant shall look solely to Landlord for refund or reimbursement; (4) bound by any termination, amendment or modification of this Lease made without Landlord’s Mortgagee’s consent and written approval, except for those terminations, amendments and modifications permitted to be made by Landlord without Landlord’s Mortgagee’s consent pursuant to the terms of the loan documents between Landlord and Landlord’s Mortgagee; (5) subject to the defenses which Tenant might have against any prior lessor (including Landlord); and (6) subject to the offsets which Tenant might have against any prior lessor (including Landlord) except for those offset rights which (A) are expressly provided in this Lease, (B) relate to periods of time following the acquisition of the Building by Landlord’s Mortgagee, and (C) Tenant has provided written notice to Landlord’s Mortgagee and provided Landlord’s Mortgagee a reasonable opportunity to cure the event giving rise to such offset event. Landlord’s Mortgagee shall have no liability or responsibility under or pursuant to the terms of this Lease or otherwise after it ceases to own an interest in the Project. Nothing in this Lease shall be construed to require Landlord’s Mortgagee to see to the application of the proceeds of any loan, and Tenant’s agreements set forth herein shall not be impaired on account of any modification of the documents evidencing and securing any loan.

14. Rules and Regulations. Tenant shall comply with the rules and regulations of the Project which are attached hereto as Exhibit C. Landlord may, from time to time, change such rules and regulations for the safety, care, or cleanliness of the Project and related facilities, provided that such changes are applicable to all tenants of the Project, will not unreasonably interfere with Tenant’s use of the Premises and are enforced by Landlord in a non-discriminatory manner. Tenant shall be responsible for the compliance with such rules and regulations by each Tenant Party, but such rules and regulations shall be uniformly applied.

15. Condemnation.

(a)	Total Taking. If the entire Building or Premises are taken by right of eminent domain or conveyed in lieu thereof (a “Taking”), this Lease shall terminate as of the date of the Taking.

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(b)	Partial Taking - Tenant’s Rights. If any part of the Building becomes subject to a Taking and such Taking will prevent Tenant from conducting on a permanent basis its business in the Premises in a manner reasonably comparable to that conducted immediately before such Taking, then Tenant may terminate this Lease as of the date of such Taking by giving written notice to Landlord within 30 days after the Taking, and Basic Rent and Additional Rent shall be apportioned as of the date of such Taking. If Tenant does not terminate this Lease, then Rent shall be abated on a reasonable basis as to that portion of the Premises rendered untenantable by the Taking.

(c)	Partial Taking - Landlord’s Rights. If any material portion, but less than all, of the Building becomes subject to a Taking, or if Landlord is required to pay any of the proceeds arising from a Taking to a Landlord’s Mortgagee, then Landlord may terminate this Lease by delivering written notice thereof to Tenant within 30 days after such Taking, and Basic Rent and Additional Rent shall be apportioned as of the date of such Taking. If Landlord does not so terminate this Lease, then this Lease will continue, but if any portion of the Premises has been taken, Rent shall abate as provided in the last sentence of Section 15(b).

(d)	Temporary Taking. If all or any portion of the Premises becomes subject to a Taking for a limited period of time, this Lease shall remain in full force and effect and Tenant shall continue to perform all of the terms, conditions and covenants of this Lease, including the payment of Basic Rent and all other amounts required hereunder. If any such temporary Taking terminates prior to the expiration of the Term, Tenant shall restore the Premises as nearly as possible to the condition prior to such temporary Taking, at Tenant’s sole cost and expense. Landlord shall be entitled to receive the entire award for any such temporary Taking, except that Tenant shall be entitled to receive the portion of such award which (1) compensates Tenant for its loss of use of the Premises within the Term and (2) reimburses Tenant for the reasonable out-of-pocket costs actually incurred by Tenant to restore the Premises as required by this Section.

(e)	Award. If any Taking occurs, then Landlord shall receive the entire award or other compensation for the Land, the Building, and other improvements taken; however, Tenant may separately pursue a claim (to the extent it will not reduce Landlord’s award) against the condemnor for the value of Tenant’s personal property which Tenant is entitled to remove under this Lease, moving costs, loss of business, and other claims it may have.

16.	Fire or Other Casualty.

(a)	Repair Estimate. If the Premises or the Building are damaged by fire or other casualty (a “Casualty”), Landlord shall, within 90 days after such Casualty, deliver to Tenant a good faith estimate (the “Damage Notice”) of the time needed to repair the damage caused by such Casualty.

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(b)	Tenant’s Rights. If a material portion of the Premises is damaged by Casualty such that Tenant is prevented from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Casualty and Landlord in good faith estimates that the damage caused thereby cannot be repaired within 270 days after the commencement of repairs (the “Repair Period”), then Tenant may terminate this Lease by delivering written notice to Landlord of its election to terminate within 30 days after the Damage Notice has been delivered to Tenant.

(c)	Landlord’s Rights. If a Casualty damages the Premises or a material portion of the Building and (1) Landlord estimates that the damage to the Premises cannot be repaired within the Repair Period, (2) the damage to the Premises exceeds 50% of the replacement cost thereof (excluding foundations and footings), as reasonably estimated by Landlord, and such damage occurs during the last two years of the Term, (3) regardless of the extent of damage to the Premises, the damage is not fully covered by Landlord’s insurance policies or Landlord makes a good faith determination that restoring the Building would be uneconomical, or (4) Landlord is required to pay any insurance proceeds arising out of the Casualty to a Landlord’s Mortgagee, then Landlord may terminate this Lease by giving written notice of its election to terminate within 30 days after the Damage Notice has been delivered to Tenant.

(d)	Repair Obligation. If neither party elects to terminate this Lease following a Casualty, then Landlord shall, within a reasonable time after such Casualty, begin to repair the Premises and shall proceed with reasonable diligence to restore the Premises to substantially the same condition as they existed immediately before such Casualty; however, Landlord shall not be required to repair or replace any alterations or betterments within the Premises (which shall be promptly and with due diligence repaired and restored by Tenant at Tenant’s sole cost and expense) or any furniture, equipment, trade fixtures or personal property of Tenant or others in the Premises or the Building, and Landlord’s obligation to repair or restore the Premises shall be limited to the extent of the insurance proceeds actually received by Landlord for the Casualty in question. If this Lease is terminated under the provisions of this Section, Landlord shall be entitled to the full proceeds of the insurance policies providing coverage for all alterations, improvements and betterments in the Premises (and, if Tenant has failed to maintain insurance on such items as required by this Lease, Tenant shall pay Landlord an amount equal to the proceeds Landlord would have received had Tenant maintained insurance on such items as required by this Lease).

(e)	Abatement of Rent. If the Premises are damaged by Casualty, Rent for the portion of the Premises rendered untenantable by the damage shall be abated on a reasonable basis from the date of damage until the completion of Landlord’s repairs (or until the date of termination of this Lease by Landlord or Tenant as provided above, as the case may be), unless a Tenant Party caused such damage, in which case, Tenant shall pay Rent in excess of the amount of any proceeds actually received by Landlord in connection with any policy of rent loss insurance maintained by Landlord.

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17. Personal Property Taxes. Tenant shall be liable for all taxes levied or assessed against personal property, furniture, or fixtures placed by Tenant in the Premises or in or on the Building or Project. If any taxes for which Tenant is liable are levied or assessed against Landlord or Landlord’s property and Landlord elects to pay the same, or if the assessed value of Landlord’s property is increased by inclusion of such personal property, furniture or fixtures and Landlord elects to pay the taxes based on such increase, then Tenant shall pay to Landlord, within 30 days following written request therefor, the part of such taxes for which Tenant is primarily liable hereunder; however, Landlord shall not pay such amount if Tenant notifies Landlord that it will contest the validity or amount of such taxes before Landlord makes such payment, and thereafter diligently proceeds with such contest in accordance with Law and if the non-payment thereof does not pose a threat of loss or seizure of the Project or interest of Landlord therein or impose any fee or penalty against Landlord.

18. Events of Default. Each of the following occurrences shall be an “Event of Default”:

(a) Payment Default. Tenant’s failure to pay Rent within five business days after Landlord has delivered written notice to Tenant that the same is due; however, an Event of Default shall occur hereunder without any obligation of Landlord to give any notice if Tenant fails to pay Rent when due and, during the 12 month interval preceding such failure, Landlord has given Tenant written notice of failure to pay Rent on two or more occasions;

(b) Intentionally Deleted;

(c) Estoppel. Tenant fails to provide any estoppel certificate after Landlord’s written request therefor pursuant to Section 26(f) and such failure shall continue for five days after Landlord’s second written notice thereof to Tenant;

(d) Insurance. Tenant fails to procure, maintain and deliver to Landlord evidence of the insurance policies and coverages as required under Section 12(a) within fifteen (15) days after Landlord has delivered written notice to Tenant, provided, notwithstanding the foregoing or anything to the contrary in this Lease, the foregoing cure period shall not apply with respect to Landlord’s right to exercise its right of self-help as set forth in Section 19 (c) below;

(e) Mechanic’s Liens. Tenant fails to pay and release of record, or diligently contest and bond around, any mechanic’s lien filed against the Premises or the Project for any work performed, materials furnished, or obligation incurred by or at the request of Tenant, within the time and in the manner required by Section 8(d);

(f) Other Defaults. Tenant’s failure to perform, comply with, or observe any other agreement or obligation of Tenant under this Lease and the continuance of such failure for a period of more than 30 days after Landlord has delivered to Tenant written notice thereof (or if Tenant does not within said period commence and diligently proceed to cure such default); and

(g) Insolvency The filing of a petition by or against Tenant (the term “Tenant” shall include, for the purpose of this Section, any guarantor of Tenant’s obligations hereunder) (1) in any bankruptcy or other insolvency proceeding; (2) seeking any relief under any state or federal debtor relief law; (3) for the appointment of a liquidator or receiver for all or substantially all of Tenant’s property or for Tenant’s interest in this Lease; (4) for the reorganization or modification of Tenant’s capital structure; or (5) in any assignment for the benefit of creditors proceeding; however, if such a petition is filed against Tenant, then such filing shall not be an Event of Default unless Tenant fails to have the proceedings initiated by such petition dismissed within 90 days after the filing thereof.

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19. Remedies. Upon any Event of Default, Landlord may, in addition to all other rights and remedies afforded Landlord hereunder or by law or equity, take any one or more of the following actions:

(a)	Termination of Lease. Terminate this Lease by giving Tenant written notice thereof, in which event Tenant shall pay to Landlord the sum of (1) all Rent accrued hereunder through the date of termination, (2) all amounts due under Section 20(a), and (3) an amount equal to (A) the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at a per annum rate equal to the “Prime Rate” as published on the date this Lease is terminated by The Wall Street Journal, Southwest Edition, in its listing of “Money Rates” minus one percent, minus (B) the then present fair rental value of the Premises for such period, similarly discounted.

(b)	Termination of Possession. Terminate Tenant’s right to possess the Premises without terminating this Lease by giving written notice thereof to Tenant, in which event Tenant shall pay to Landlord (1) all Rent and other amounts accrued hereunder to the date of termination of possession, (2) all amounts due from time to time under Section 20(a), and (3) all Rent and other net sums required hereunder to be paid by Tenant during the remainder of the Term, diminished by any net sums thereafter received by Landlord through reletting the Premises during such period, after deducting all reasonable costs incurred by Landlord in reletting the Premises. If Landlord elects to proceed under this Section, Landlord may remove all of Tenant’s property from the Premises and store the same in a public warehouse or elsewhere at the cost of, and for the account of, Tenant, without becoming liable for any loss or damage which may be occasioned thereby. Landlord shall mitigate its damages and shall use reasonable efforts to relet the Premises on such terms as Landlord in its sole discretion may determine (including a term different from the Term, rental concessions, and alterations to, and improvement of, the Premises); however, Landlord shall not be obligated to relet the Premises before leasing other portions of the Building and Landlord shall not be obligated to accept any prospective tenant proposed by Tenant unless such proposed tenant meets all of Landlord’s leasing criteria. So long as Landlord has complied with its obligations hereunder, Landlord shall not be liable for, nor shall Tenant’s obligations hereunder be diminished because of, Landlord’s failure to relet the Premises or to collect rent due for such reletting. Tenant shall not be entitled to the excess of any consideration obtained by reletting over the Rent due hereunder. Reentry by Landlord in the Premises shall not affect Tenant’s obligations hereunder for the unexpired Term; rather, Landlord may, from time to time, bring an action against Tenant to collect amounts due by Tenant, without the necessity of Landlord’s waiting until the expiration of the Term. Unless Landlord delivers written notice to Tenant expressly stating that it has elected to terminate this Lease, all actions taken by Landlord to dispossess or exclude Tenant from the Premises shall be deemed to be taken under this Section. If Landlord elects to proceed under this Section, it may at any time elect to terminate this Lease under Section 19(a).

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(c)	Perform Acts on Behalf of Tenant. Perform any act Tenant is obligated to perform under the terms of this Lease (and enter upon the Premises in connection therewith if necessary) in Tenant’s name and on Tenant’s behalf, without being liable for any claim for damages therefor, and Tenant shall reimburse Landlord on demand for any reasonable expenses which Landlord may incur in thus effecting compliance with Tenant’s obligations under this Lease (including, but not limited to, reasonable collection costs and legal expenses), plus interest thereon at the Default Rate.

20.	Payment by Tenant; Non-Waiver; Cumulative Remedies.

(a)	Payment by Tenant. Upon any Event of Default, Tenant shall pay to Landlord all costs incurred by Landlord (including court costs and reasonable attorneys’ fees and expenses) in (1) obtaining possession of the Premises, (2) removing and storing Tenant’s or any other occupant’s property, (3) repairing, restoring, altering, remodeling, or otherwise putting the Premises into condition acceptable to a new tenant, (4) if Tenant is dispossessed of the Premises and this Lease is not terminated, reletting all or any part of the Premises (including brokerage commissions, cost of tenant finish work, and other costs incidental to such reletting) applicable to the balance of the then current Term, (5) performing Tenant’s obligations which Tenant failed to perform, and (6) enforcing, or advising Landlord of, its rights, remedies, and recourses arising out of the default. To the full extent permitted by law, Landlord and Tenant agree the federal and state courts of the state in which the Premises are located shall have exclusive jurisdiction over any matter relating to or arising from this Lease and the parties’ rights and obligations under this Lease.

(b)	No Waiver. Landlord’s acceptance of Rent following an Event of Default shall not waive Landlord’s rights regarding such Event of Default. No waiver by Landlord of any violation or breach of any of the terms contained herein shall waive Landlord’s rights regarding any future violation of such term. Landlord’s acceptance of any partial payment of Rent shall not waive Landlord’s rights with regard to the remaining portion of the Rent that is due, regardless of any endorsement or other statement on any instrument delivered in payment of Rent or any writing delivered in connection therewith; accordingly, Landlord’s acceptance of a partial payment of Rent shall not constitute an accord and satisfaction of the full amount of the Rent that is due.

(c)	Cumulative Remedies. Any and all remedies set forth in this Lease: (1) shall be in addition to any and all other remedies Landlord may have at law or in equity, (2) shall be cumulative, and (3) may be pursued successively or concurrently as Landlord may elect. The exercise of any remedy by Landlord shall not be deemed an election of remedies or preclude Landlord from exercising any other remedies in the future.

21. Landlord’s Lien. Landlord waives any statutory landlord’s lien, now or hereafter enacted, on Tenant’s property situated in, or upon, or used in connection with the Premises or the Project.

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22. Surrender of Premises. No act by Landlord shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless it is in writing and signed by Landlord. At the expiration or termination of this Lease, Tenant shall deliver to Landlord the Premises with all improvements located therein in good repair and condition, free of Hazardous Materials placed on the Premises during the Term, broom-clean, reasonable wear and tear (and condemnation and Casualty damage not caused by Tenant, as to which Sections 15 and 16 shall control) excepted, and shall deliver to Landlord all keys to the Premises. Tenant may remove all unattached trade fixtures, furniture, and personal property placed in the Premises or elsewhere in the Building by Tenant (but Tenant may not remove any such item which was paid for, in whole or in part, by Landlord or any wiring or cabling unless Landlord requires such removal). Additionally, if Landlord requests such removal (but not otherwise), Tenant shall remove such alterations, additions, improvements, trade fixtures, personal property, equipment, wiring, conduits, cabling, and furniture (including Tenant’s Off-Premises Equipment) as Landlord may request, including, without limitation, if Landlord requests such removal and restoration (but not otherwise); however, Tenant shall not be required to remove any addition or improvement to the Premises or the Project if Landlord has specifically agreed in writing that the improvement or addition in question need not be removed. Tenant shall repair all damage caused by such removal. All items not so removed shall, at Landlord’s option, be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant and without any obligation to account for such items. The provisions of this Section shall survive the end of the Term.

23. Holding Over. If Tenant fails to vacate the Premises at the end of the Term, then Tenant shall be a tenant at sufferance and, in addition to all other damages and remedies to which Landlord may be entitled for such holding over, (a) Tenant shall pay, in addition to the other Rent, Basic Rent equal to 150% of the Rent payable during the last month of the Term, and (b) Tenant shall otherwise continue to be subject to all of Tenant’s obligations under this Lease. The provisions of this Section shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys’ fees) and liability resulting from such failure, including any claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom.

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24. Certain Rights Reserved by Landlord. Provided that the exercise of such rights does not unreasonably interfere with Tenant’s occupancy of the Premises, Landlord shall have the following rights:

(a)	Building Operations. To decorate and to make inspections, repairs, alterations, additions, changes, or improvements, whether structural or otherwise, in and about the Project, or any part thereof; to enter upon the Premises (after giving Tenant reasonable notice thereof, which shall be written notice, except in cases of real or apparent emergency, in which case no notice shall be required) and, during the continuance of any such work, to temporarily close doors, entryways, public space, and corridors in the Building; to interrupt or temporarily suspend Building services and facilities; to change the name of the Building; and to change the arrangement and location of entrances or passageways, doors, and doorways, corridors, elevators, stairs, restrooms, or other public parts of the Building. Landlord may not enter Tenant’s secured areas except in the case of emergency or in the event of a Landlord inspection, in which case Landlord shall provide Tenant with reasonable prior notice of the specific date and time of such Landlord inspection. As a condition to entry, Landlord shall comply with all procedures established by Tenant to maintain the germ-free and sanitary condition of any secured areas and Landlord’s representatives entering the Premises shall sign the confidentiality agreement that Tenant requires of visitors to the Premises. In addition, Tenant shall have the right and option to cause a Tenant-authorized representative to be present during any such entry by Landlord, its agents, employees and representatives.

(b)	Security. To take such reasonable measures as Landlord deems advisable for the security of the Building and its occupants; evacuating the Building for cause, suspected cause, or for drill purposes; temporarily denying access to the Building; and closing the Building after normal business hours and on Sundays and holidays, subject, however, to Tenant’s right to enter when the Building is closed after normal business hours to the extent reasonably related to Tenant’s Permitted Use of the Premises and its business operations.

(c)	Prospective Purchasers and Lenders. To enter the Premises at reasonable hours after notice to show the Premises to prospective purchasers or lenders; provided, that as a condition to entry Landlord and any prospective purchasers or lenders shall comply with all procedures established by Tenant to maintain the germ-free and sanitary condition of any areas within the Premises designated by Tenant to Landlord as secured areas (“Secured Areas”) and shall sign the confidentiality agreement that Tenant requires of visitors to the Premises.

(d)	Prospective Tenants. At reasonable hours after notice during the last six months of the Term, to enter the Premises at all reasonable hours after notice to show the Premises to prospective tenants; provided, that as a condition to entry Landlord and any prospective tenant shall comply with all procedures established by Tenant to maintain the germ-free and sanitary condition of any Secured Areas and shall sign the confidentiality agreement that Tenant requires of visitors to the Premises.

25.	Miscellaneous.

(a)	Landlord Transfer. Landlord may transfer any portion of the Project and any of its rights under this Lease. If Landlord assigns its rights under this Lease, then Landlord shall thereby be released from any further obligations hereunder arising after the date of transfer, provided that the assignee assumes in writing Landlord’s obligations hereunder arising from and after the transfer date.

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(b)	Default by Landlord. Landlord shall not be in default unless Landlord fails to perform obligations required of Landlord within thirty (30) days after written notice by Tenant to Landlord (except in cases of emergency in which case Landlord’s obligations hereunder shall be performed as soon as reasonably practicable) and to the holder of any mortgage or deed of trust covering the Premises whose name and address shall have been previously furnished to Tenant in writing specifying what obligation Landlord has failed to perform; provided, however, that if the nature of Landlord’s obligation is such that more than thirty (30) days is required for performance then Landlord shall not be in default if Landlord commences performance within such thirty (30) day period and thereafter diligently pursues the same to completion. In no event shall Tenant have the right to terminate this Lease as a result of Landlord’s default. In addition to the above, if Landlord fails to cure such Landlord default within the Landlord cure period, or fails to commence to cure within the Landlord cure period and thereafter diligently pursue the same to completion, as applicable, Tenant may, but shall have no obligation to do so, perform the same for the account of Landlord. Landlord shall, within thirty (30) days of demand therefor, at Landlord’s election, either (i) credit against Tenant’s obligation to pay Basic Rent the documented, out-of-pocket costs reasonably incurred by Tenant in curing such Landlord default, or (ii) reimburse Tenant the documented, out-of-pocket costs reasonably incurred by Tenant in curing such Landlord default together with interest thereon at the Default Rate from the date demanded by Tenant.

(c)	Landlord’s Liability. The liability of Landlord (and its partners, shareholders or members) to Tenant (or any person or entity claiming by, through or under Tenant) for any default by Landlord under the terms of this Lease or any matter relating to or arising out of the occupancy or use of the Premises and/or other areas of the Building shall be limited to Tenant’s actual direct, but not consequential, damages therefor and shall be recoverable only from the interest of Landlord in the Project and the rents and profits therefrom, and Landlord (and its partners, shareholders or members) shall not be personally liable for any deficiency. The provisions of this Section shall survive any expiration or termination of this Lease.

(d)	Force Majeure. Other than for a party’s obligations under this Lease that can be performed by the payment of money (e.g., payment of Rent and maintenance of insurance), whenever a period of time is herein prescribed for action to be taken by either party hereto, such party shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, terrorist acts or activities, governmental laws, regulations, or restrictions, or any other causes of any kind whatsoever which are beyond the control of such party.

(e)	Brokerage. Neither Landlord nor Tenant has dealt with any broker or agent in connection with the negotiation or execution of this Lease, other than CBRE, Attn: Barbara Johnson(representing Tenant), whose commissions shall be paid by Landlord pursuant to separate written agreements. Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys’ fees, liens and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through, or under the indemnifying party.

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(f)	Estoppel Certificates. From time to time, each party shall furnish to any party designated by the other party, within ten days after a request therefor, a certificate signed by the party confirming and containing such factual certifications and representations as to this Lease as the requesting party may reasonably request. Unless otherwise required by Landlord’s Mortgagee or a prospective purchaser or mortgagee of the Project, the initial form of estoppel certificate to be signed by Tenant is attached hereto as Exhibit F. If Tenant does not deliver to Landlord the certificate signed by Tenant within such required time period, Landlord, Landlord’s Mortgagee and any prospective purchaser or mortgagee, may conclusively presume and rely upon the following facts: (1) this Lease is in full force and effect; (2) the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord; (3) not more than one monthly installment of Basic Rent and other charges have been paid in advance; (4) there are no claims against Landlord nor any defenses or rights of offset against collection of Rent or other charges; and (5) Landlord is not in default under this Lease. In such event, Tenant shall be estopped from denying the truth of the presumed facts.

(g)	Notices. All notices and other communications given pursuant to this Lease shall be in writing and shall be (1) mailed by first class, United States Mail, postage prepaid, certified, with return receipt requested, and addressed to the parties hereto at the address specified in the Basic Lease Information, (2) hand delivered to the intended addressee, (3) sent by a nationally recognized overnight courier service, or (4) sent by email transmission during normal business hours. All notices shall be effective upon delivery to the address of the addressee (even if such addressee refuses delivery thereof). If sent by email, notice shall be deemed delivered upon transmission, and the party sending the notice also must send, unless such requirement is waived in a return email from the receiving party, a confirmation copy of the notice by one of the other foregoing methods set forth above within three (3) business days after the send date of the email, but the lack of delivery of such other notice does not negate the email notice. The parties hereto may change their addresses by giving notice thereof to the other in conformity with this provision.

(h)	Separability. If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws, then the remainder of this Lease shall not be affected thereby and in lieu of such clause or provision, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid, and enforceable.

(i)	Amendments; Binding Effect. This Lease may not be amended except by instrument in writing signed by Landlord and Tenant. No provision of this Lease shall be deemed to have been waived by Landlord or Tenant unless such waiver is in writing signed by Landlord or Tenant, as applicable, and no custom or practice which may evolve between the parties in the administration of the terms hereof shall waive or diminish the right of Landlord or Tenant to insist upon the performance by Tenant or Landlord in strict accordance with the terms hereof. The terms and conditions contained in this Lease shall inure to the benefit of and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided. This Lease is for the sole benefit of Landlord and Tenant, and, other than Landlord’s Mortgagee, no third party shall be deemed a third party beneficiary hereof.

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(j)	Quiet Enjoyment. Provided Tenant has performed all of its obligations hereunder, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord or any party claiming by, through, or under Landlord, but not otherwise, subject to the terms and conditions of this Lease.

(k)	No Merger. There shall be no merger of the leasehold estate hereby created with the fee estate in the Premises or any part thereof if the same person acquires or holds, directly or indirectly, this Lease or any interest in this Lease and the fee estate in the leasehold Premises or any interest in such fee estate.

(l)	No Offer. The submission of this Lease to Tenant shall not be construed as an offer, and Tenant shall not have any rights under this Lease unless Landlord executes a copy of this Lease and delivers it to Tenant.

(m)	Entire Agreement. This Lease constitutes the entire agreement between Landlord and Tenant regarding the subject matter hereof and supersedes all oral statements and prior writings relating thereto. Except for those set forth in this Lease, no representations, warranties, or agreements have been made by Landlord or Tenant to the other with respect to this Lease or the obligations of Landlord or Tenant in connection therewith. The normal rule of construction that any ambiguities be resolved against the drafting party shall not apply to the interpretation of this Lease or any exhibits or amendments hereto.

(n)	Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY LAW, LANDLORD AND TENANT EACH WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY LITIGATION OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE ARISING OUT OF OR WITH RESPECT TO THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

(o)	Governing Law. This Lease shall be governed by and construed in accordance with the laws of the state in which the Premises are located.

(p)	Recording. Tenant shall not record this Lease or any memorandum of this Lease without the prior written consent of Landlord, which consent may be withheld or denied in the sole and absolute discretion of Landlord, and any recordation by Tenant shall be a material breach of this Lease. Tenant grants to Landlord a power of attorney to execute and record a release releasing any such recorded instrument of record that was recorded without the prior written consent of Landlord.

(q)	Water or Mold Notification. To the extent Tenant or its agents or employees discover any water leakage, water damage or mold in or about the Premises or Project, Tenant shall promptly notify Landlord thereof in writing.

(r)	Joint and Several Liability. If Tenant is comprised of more than one party, each such party shall be jointly and severally liable for Tenant’s obligations under this Lease. All unperformed obligations of Tenant hereunder not fully performed at the end of the Term shall survive the end of the Term, including payment obligations with respect to Rent and all obligations concerning the condition and repair of the Premises.

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(s)	Financial Reports. Within 15 days after Landlord’s request, Tenant will furnish Tenant’s most recent audited financial statements (including any notes to them) to Landlord, or, if no such audited statements have been prepared, such other financial statements (and notes to them) as may have been prepared by an independent certified public accountant or, failing those, Tenant’s internally prepared financial statements. If Tenant is a publicly traded corporation, Tenant may satisfy its obligations hereunder by providing to Landlord Tenant’s most recent annual and quarterly reports. If Tenant is not a publicly traded corporation, Tenant will discuss its financial statements with Landlord. Landlord will not disclose any aspect of Tenant’s financial statements that Tenant designates to Landlord as confidential except (1) to Landlord’s Mortgagee or prospective mortgagees or purchasers of the Building, but only after any such Landlord’s Mortgagee or prospective mortgagee executes a confidentiality agreement in form reasonably requested by Tenant, (2) in litigation between Landlord and Tenant, and/or (3) if required by court order. Tenant shall not be required to deliver the financial statements required under this Section 25(r) more than once in any 12-month period unless requested by Landlord’s Mortgagee or a prospective buyer or lender of the Building or an Event of Default occurs and is continuing.

(t)	Landlord’s Fees. Whenever Tenant requests Landlord to take any action not required of it hereunder or give any consent required or permitted under this Lease, Tenant will reimburse Landlord for Landlord’s actual, reasonable, out-of-pocket costs payable to third parties and incurred by Landlord in reviewing the proposed action or consent, including reasonable attorneys’, engineers’ or architects’ fees, within 30 days after Landlord’s delivery to Tenant of a statement of such costs, which amount shall not exceed $2,500 per request without Tenant prior written approval. Tenant will be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action.

(u)	Telecommunications. Tenant and its telecommunications companies, including local exchange telecommunications companies and alternative access vendor services companies, shall have no right of access to and within the Building, for the installation and operation of telecommunications systems, including voice, video, data, Internet, and any other services provided over wire, fiber optic, microwave, wireless, and any other transmission systems (“Telecommunications Services”), for part or all of Tenant’s telecommunications within the Building and from the Building to any other location without Landlord’s prior written consent, which consent shall not be unreasonably withheld. Tenant’s current provider of Telecommunications Services is deemed approved by Landlord. All providers of Telecommunications Services shall be required to comply with the rules and regulations of the Building, applicable Laws and Landlord’s policies and practices for the Building. Tenant acknowledges that Landlord shall not be required to provide or arrange for any Telecommunications Services and that Landlord shall have no liability to any Tenant Party in connection with the installation, operation or maintenance of Telecommunications Services or any equipment or facilities relating thereto. Tenant, at its cost and for its own account, shall be solely responsible for obtaining all Telecommunications Services.

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(v)	Confidentiality. Each party acknowledges that the terms and conditions of this Lease are to remain confidential, and may not be disclosed by the receiving party to anyone, by any manner or means, directly or indirectly, without the disclosing party’s prior written consent; however, the receiving party may disclose the terms and conditions of this Lease if required by Law or court order or to its attorneys, accountants, employees and existing or prospective financial partners provided the same are advised by the receiving party of the confidential nature of such terms and conditions and agree to maintain the confidentiality thereof (in each case, prior to disclosure). The receiving party shall be liable for any disclosures made in violation of this Section by the receiving party or by any entity or individual to whom the terms of and conditions of this Lease were disclosed or made available by the receiving party. The consent by the disclosing party to any disclosures shall not be deemed to be a waiver on the part of the disclosing party of any prohibition against any future disclosure.

(w)	Authority. Tenant (if a corporation, partnership or other business entity) hereby represents and warrants to Landlord that Tenant is a duly formed and existing entity qualified to do business in the state in which the Premises are located, that Tenant has full right and authority to execute and deliver this Lease, and that each person signing on behalf of Tenant is authorized to do so. Landlord hereby represents and warrants to Tenant that Landlord is a duly formed and existing entity qualified to do business in the state in which the Premises are located, that Landlord has full right and authority to execute and deliver this Lease, and that each person signing on behalf of Landlord is authorized to do so.

(x)	Security Service. Tenant acknowledges and agrees that, while Landlord may (but shall not be obligated to) patrol the Building, Landlord is not providing any security services with respect to the Premises or Tenant’s Off-Premises Equipment and that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises or any area where Tenant’s Off-Premises Equipment is located or any other breach of security with respect to the Premises or Tenant’s Off-Premises Equipment.

(y)	List of Exhibits. All exhibits and attachments attached hereto are incorporated herein by this reference.

Exhibit A - Outline of Premises

Exhibit B - Description of the Land

Exhibit C - Building Rules and Regulations

Exhibit D - Work Letter

Exhibit E - Form of Confirmation of Commencement Date Letter

Exhibit F - Form of Tenant Estoppel Certificate

Exhibit G – Tenant’s Permitted Use

LEASE AGREEMENT – Page 30

(z)	Prohibited Persons and Transactions. Each party represents and warrants to other party that the representing party is currently in compliance with and shall at all times during the Term (including any extension thereof) remain in compliance with the regulations of the OFAC of the Department of the Treasury (including those named on OFAC’s Specially Designated Nationals and Blocked Persons List) and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism), or other governmental action relating thereto.

26.	Environmental Requirements.

(a)	Prohibition against Hazardous Materials. Tenant shall not permit or cause any party to bring any Hazardous Materials upon the Premises or in the Project or transport, store, use, generate, manufacture, dispose, or release any Hazardous Materials on or from the Premises or the Project in violation of Environmental Requirements. Tenant, at its sole cost and expense, shall operate its business in the Premises in strict compliance with all Environmental Requirements and all requirements of this Lease. Tenant shall complete and certify to disclosure statements as requested by Landlord from time to time relating to Tenant’s transportation, storage, use, generation, manufacture, or release of Hazardous Materials on the Premises or in the Project, and Tenant shall promptly deliver to Landlord a copy of any notice of violation relating to the Premises or the Project of any Environmental Requirement.

(b)	Environmental Requirements. The term “Environmental Requirements” means all Laws regulating or relating to health, safety, or environmental conditions on, under, or about the Premises or the Project or the environment including the following: the Comprehensive Environmental Response, Compensation and Liability Act; the Resource Conservation and Recovery Act; the Clean Air Act; the Clean Water Act; the Toxic Substances Control Act and all state and local counterparts thereto, and any common or civil law obligations including nuisance or trespass, and any other requirements of Section 14 and Exhibit C of this Lease. The term “Hazardous Materials” means and includes any substance, material, waste, pollutant, or contaminant that is or could be regulated under any Environmental Requirement or that may adversely affect human health or the environment, including any solid or hazardous waste, hazardous substance, asbestos, petroleum (including crude oil or any fraction thereof, natural gas, synthetic gas, polychlorinated biphenyls (PCBs), and radioactive material). For purposes of Environmental Requirements, to the extent authorized by law, Tenant is and shall be deemed to be the responsible party, including the “owner” and “operator” of Tenant’s “facility” and the “owner” of all Hazardous Materials brought on the Premises or the Project by a Tenant Party and the wastes, by-products, or residues generated, resulting, or produced therefrom.

LEASE AGREEMENT – Page 31

(c)	Removal of Hazardous Materials. Tenant, at its sole cost and expense, shall remove all Hazardous Materials stored, disposed of or otherwise released by a Tenant Party onto or from the Premises or the Project, in a manner and to a level that complies with all Environmental Requirements and does not limit any future uses of the Premises or the Project or require the recording of any deed restriction or notice regarding the Premises or the Project. Tenant shall perform such work at any time during the period of this Lease upon written request by Landlord or, in the absence of a specific request by Landlord, before Tenant’s right to possession of the Premises terminates or expires. If Tenant fails to perform such work within the time period reasonably specified by Landlord or before Tenant’s right to possession terminates or expires (whichever is earlier), Landlord may at its discretion, and without waiving any other remedy available under this Lease or at law or equity (including an action to compel Tenant to perform such work), perform such work at Tenant’s cost. Tenant shall pay all costs incurred by Landlord in performing such work within thirty (30) days after Landlord’s request therefor. Such work performed by Landlord is on behalf of Tenant and Tenant remains the owner, generator, operator, transporter, and/or arranger of the Hazardous Materials for purposes of Environmental Requirements. Tenant agrees not to enter into any agreement with any person, including any governmental authority, regarding the removal of Hazardous Materials that have been disposed of or otherwise released onto or from the Premises or the Project without the written approval of the Landlord.

(d)	Tenant’s Indemnity. Tenant shall indemnify, defend, and hold Landlord harmless from and against any and all losses (including diminution in value of the Premises or the Project and loss of rental income from the Project), liabilities (INCLUDING ANY STRICT LIABILITY), claims, demands, actions, suits, damages (including punitive damages), expenses (including remediation, removal, repair, corrective action, or cleanup expenses), and costs (including actual attorneys’ fees, consultant fees or expert fees and including removal or management of any asbestos brought into the Premises or the Project or disturbed in breach of the requirements of this Section, regardless of whether such removal or management is required by Law) which are brought or recoverable against, or suffered or incurred by Landlord as a result of any release of Hazardous Materials or any breach of the requirements under this Section 26 by a Tenant Party regardless of whether Tenant had knowledge of such noncompliance. The obligations of Tenant under this Section shall survive any expiration or termination of this Lease.

(e)	Inspections and Tests. Subject to Section 24(a) above, Landlord shall have access to, and a right to perform inspections and tests of, the Premises to determine Tenant’s compliance with Environmental Requirements, its obligations under this Section 26, or the environmental condition of the Premises. Access shall be granted to Landlord upon Landlord’s prior notice to Tenant and at such times so as to minimize, so far as may be reasonable under the circumstances, any disturbance to Tenant’s operations. Such inspections and tests shall be conducted at Landlord’s expense, unless such inspections or tests reveal that Tenant has not complied with any Environmental Requirement, in which case Tenant shall reimburse Landlord for the reasonable cost of such inspection and tests. Landlord’s receipt of or satisfaction with any environmental assessment in no way waives any rights that Landlord holds against Tenant. Tenant shall promptly notify Landlord of any communication or report that Tenant makes to any governmental authority regarding any possible violation of Environmental Requirements or release or threat of release of any Hazardous Materials onto or from the Premises or the Project. Tenant shall, within five days of receipt thereof, provide Landlord with a copy of any documents or correspondence received from any governmental agency or other party relating to a possible violation of Environmental Requirements or claim or liability associated with the release or threat of release of any Hazardous Materials onto or from the Premises or the Project.

LEASE AGREEMENT – Page 32

(f)	Tenant’s Financial Assurance in the Event of a Breach. In addition to all other rights and remedies available to Landlord under this Lease or otherwise, Landlord may, in the event of a breach of the requirements of this Section 26 that is not cured within 30 days following written notice of such breach by Landlord, require Tenant to provide financial assurance (such as insurance, escrow of funds or third party guarantee) in an amount and form satisfactory to Landlord. The requirements of this Section 27 are in addition to and not in lieu of any other provision in this Lease. Tenant’s obligations under this Section 27 shall also apply to the areas where Tenant’s Off-Premises Equipment is located.

27. Parking. Tenant shall have the right to designate up to parking stalls immediately adjacent its Premises in a location approved by Landlord as exclusive parking. Except as provided above, Tenant shall have the non-exclusive right, in common with other tenants of the Building to use such parking spaces associated with the Building as are allocated to Tenant by Landlord. Landlord shall use its reasonable discretion in allocating parking spaces to the tenants of the Building, taking into consideration all factors Landlord deems relevant, including the density and type (e.g., office or industrial) of use conducted by the tenants of the Building in their respective premises. Landlord reserves the right to initiate steps to control the parking utilization through gates, access cards, hang-tags or other means as appropriate. Parking spaces will be available to Tenant without charge during the Term. Landlord shall not be responsible for enforcing Tenant’s parking rights against third parties.

28. Counterparts. This Lease may be executed in one or more identical counterparts, and as so executed by all parties hereto shall constitute a single instrument for purposes of the effectiveness of this Lease. The words “execution”, “signed”, “signature” and words of like import in this Lease shall include images of manually executed signatures transmitted by facsimile or other electronic format (including “pdf”, “tif” or “jpg”) or an electronic signature executed through DocuSign or similar electronic format. The use of electronic signatures and electronic records (including any contract or other record created, generated, sent, communicated, received or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based recordkeeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

LANDLORD AND TENANT EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT’S INTENDED COMMERCIAL PURPOSE, AND TENANT’S OBLIGATION TO PAY RENT HEREUNDER IS NOT DEPENDENT UPON THE CONDITION OF THE PREMISES OR THE PERFORMANCE BY LANDLORD OF ITS OBLIGATIONS HEREUNDER, AND, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, TENANT SHALL CONTINUE TO PAY THE RENT, WITHOUT ABATEMENT, DEMAND, SETOFF OR DEDUCTION, NOTWITHSTANDING ANY BREACH BY LANDLORD OF ITS DUTIES OR OBLIGATIONS HEREUNDER, WHETHER EXPRESS OR IMPLIED.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

LEASE AGREEMENT – Page 33

This Lease is executed on the respective dates set forth below, but for reference purposes, this Lease shall be dated as of the date first above written. If the execution date is left blank, this Lease shall be deemed executed as of the date first written above.

LANDLORD:	1960 SOUTH 4250 WEST LLC, a Utah
limited liability company

By:
Name:
Title:

TENANT:	POLARITYTE MD, INC., a Nevada
corporation

By:
Name:
Title:

LEASE AGREEMENT – Page 34

EXHIBIT A

OUTLINE OF PREMISES

EXHIBIT A, Outline of Premises - Page A-1

EXHIBIT B

DESCRIPTION OF THE LAND

A parcel of land being a part of Lot 6 of CENTENNIAL INDUSTRIAL PARK, PHASE IV SUBDIVISION, located in Section 18, Township 1 South, Range 1 West, Salt Lake Base and Meridian, the official plat thereof was recorded June 8, 1979 as Entry No. 3291285 in Book 79-6 at Page 216 in the office of the Salt Lake County Recorder. Said parcel of land being more particularly described as follows:

Beginning at the Southwest corner of said Lot 6; and running thence North 00°07’23” West a distance of 1044.56 feet along the Westerly boundary of said Lot 6; thence North 89°52’37” East a distance of 370.00 feet; thence South 00°07’23” East a distance of 957.31 feet along the Easterly boundary of said Lot 6 to a point of curve; thence Southwesterly 41.89 feet on the arc of a curve to the right with a radius of 30.00 feet, a central angle of 80°00’00” and a chord which bears South 39°52’37” West a distance of 38.57 feet to a point of tangency; thence South 79°52’37” West a distance of 244.74 feet along the Southerly boundary of said Lot 6 to a point of curve; thence Southwesterly 105.31 feet on the arc of a curve to the right with a radius of 1820.00 feet, a central angle 3°18’56” and a chord which bears South 81°32’05” West a distance of 105.31 feet to the point of beginning.

EXHIBIT B, Description of the Land - Page B-1

EXHIBIT C

BUILDING RULES AND REGULATIONS

The following rules and regulations shall apply to the Premises, the Building, the parking areas associated therewith, and the appurtenances thereto:

1. Sidewalks, doorways, vestibules, halls, stairways, loading dock areas and associated overhead doors, and other similar areas shall not be obstructed by tenants or used by any tenant for purposes other than ingress and egress to and from their respective leased premises and for going from one to another part of the Building.

2. Plumbing (including outside drains and sump pumps), fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or deposited therein. Damage resulting to any such fixtures or appliances from misuse by a tenant or its agents, employees or invitees, shall be paid by such tenant.

3. No signs, advertisements or notices shall be painted or affixed on or to any windows or doors or other part of the Building visible from the exterior of the Premises without the prior written consent of Landlord. All of Tenant’s signage located on the Project on the date of the Lease are accepted and consented to by Landlord. Except as consented to in writing by Landlord or in accordance with Tenant’s building standard improvements, no draperies, curtains, blinds, shades, screens or other devices shall be hung at or used in connection with any window or exterior door or doors of the Premises. No awning shall be permitted on any part of the Premises. Tenant shall not place anything against or near glass partitions or doors, or windows which might appear unsightly from outside the Premises.

4. Tenant, at its expense, shall be responsible for providing all door locks in the Premises and shall provide to Landlord, at Tenant’s expense, contemporaneously with the installation of such devices, a master key, card keys, access codes or other means to allow Landlord immediate access to all areas within the Premises. Landlord may not enter Tenant’s Secured Areas except in the case of emergency or in the event of a Landlord inspection, in which case Landlord shall provide Tenant with reasonable prior notice of the specific date and time of such Landlord inspection. In addition, Tenant shall have the right and option to cause a Tenant-authorized representative to be present during any such entry by Landlord, its agents, employees and representatives. As a condition to entry, Landlord shall comply with all procedures established by Tenant to maintain the germ-free and sanitary condition of any Secured Areas and Landlord’s representatives entering the Premises shall sign the confidentiality agreement that Tenant requires of visitors to the Premises.

5. Landlord may prescribe weight limitations and determine the locations for safes and other heavy equipment or items, which shall in all cases be placed in the Building so as to distribute weight in a manner acceptable to Landlord which may include the use of such supporting devices as Landlord may require. All damages to the Building caused by the installation or removal of any property of a tenant, or done by a tenant’s property while in the Building, shall be repaired at the expense of such tenant.

EXHIBIT C, Building Rules and Regulations - Page C-1

6. Corridor doors, when not in use, shall be kept closed. Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways. No birds or animals (other than seeing-eye dogs) shall be brought into or kept in, on or about any tenant’s leased premises, provided, however, that Tenant may keep birds or animals on the Premises that are intended to be used by Tenant in connection with its Permitted Use of the Premises. No portion of any tenant’s leased premises shall at any time be used or occupied as sleeping or lodging quarters.

7. Tenant shall not make or permit any vibration or improper, objectionable or unpleasant noises or odors in the Building or otherwise interfere in any way with other tenants or persons having business with them, provided, however, that odors arising in connection with Tenant’s Permitted Use of the Premises are expressly permitted regardless of whether such odors interfere in any way with other tenants or persons having business with them. Tenant shall not introduce, disturb or release asbestos or PCB’s into or from the Premises.

8. Tenant shall not keep in the Building any flammable or explosive fluid or substance in violation of applicable laws. Tenant shall not install or operate any steam or gas engine or boiler, or other mechanical apparatus in the Premises without the prior written consent of Landlord. The use of oil, gas or inflammable liquids for heating, lighting or any other purpose in violation of applicable laws is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the Building in violation of applicable laws.

9. Landlord will not be responsible for lost or stolen personal property, money or jewelry from tenant’s leased premises or public or common areas regardless of whether such loss occurs when the area is locked against entry or not.

10. Tenant shall not conduct any activity on or about the Premises or Building which will draw pickets, demonstrators, or the like. Nothing herein shall be deemed to limit Tenant’s Permitted Use.

11. All vehicles are to be currently licensed, in good operating condition, parked for business purposes having to do with Tenant’s business operated in the Premises, parked within designated parking spaces, one vehicle to each space. No vehicle shall be parked as a “billboard” vehicle in the parking lot. Any vehicle parked improperly may be towed away. Tenant, Tenant’s agents, employees, vendors and customers who do not operate or park their vehicles as required shall subject the vehicle to being towed at the expense of the owner or driver. Landlord may place a “boot” on the vehicle to immobilize it and may levy a charge of $50.00 to remove the “boot.” Tenant shall indemnify, hold and save harmless Landlord of any liability arising from the towing or booting of any vehicles belonging to a Tenant Party.

12. No tenant may enter into phone rooms, electrical rooms, mechanical rooms, or other service areas of the Building not located within the Premises unless accompanied by Landlord or the Building manager.

13. Tenant shall not permit storage outside the Premises or dumping of waste or refuse or permit any harmful materials to be placed in any drainage system or sanitary system in or about the Premises.

14. Tenant shall not install or operate on the Premises any machinery or mechanical devices of a nature not directly related to Tenant’s ordinary use of the Premises.

15. Tenant shall not park or operate any semi-trucks or semi-trailers in the parking areas associated with the Building.

16. Tenant will not permit any Tenant Party to bring onto the Project any handgun, firearm or other weapons of any kind, illegal drugs or, unless expressly permitted by Landlord in writing, alcoholic beverages.

17. Tenant shall not permit its employees, invitees or guests to smoke in the Premises or the lobbies, passages, corridors, elevators, vending rooms, rest rooms, stairways or any other area shared in common with other tenants in the Building, or permit its employees, invitees, or guests to loiter at the Building entrances for the purposes of smoking. Landlord may, but shall not be required to, designate an area for smoking outside the Building.

EXHIBIT C, Building Rules and Regulations - Page C-2

EXHIBIT D

WORK LETTER

LANDLORD AND TENANT IMPROVEMENT WORK LETTER

THIS LANDLORD AND TENANT IMPROVEMENT WORK LETTER (“Work Letter”) is hereby made and entered by and between 1960 SOUTH 4250 WEST LLC, a Utah limited liability company (“Landlord”), and POLARITYTE MD, INC., a Nevada corporation (“Tenant”), pertaining to the Premises. Except where clearly inconsistent or inapplicable, the provisions of the Lease are incorporated into this Work Letter, and capitalized terms used without being defined in this Work Letter shall have the meanings given them in the Lease.

The purpose of this Work Letter is to set forth the respective responsibilities of Landlord and Tenant with respect to the design and construction of all alterations, additions and improvements that Landlord and Tenant may deem necessary or appropriate to prepare the Premises for occupancy by Tenant under the Lease. Such alterations, additions and improvements to the Building, excluding the Tenant Improvement Work, that are required to demise the Building so that it conforms to the Space Plans (defined below) is referred to as the “Landlord’s Work.” Alterations, additions and improvements to the Premises, including the demolition, relocation, or construction of clean rooms and excluding the Landlord’s Work and any other Tenant personal property or other property of the Tenant not affixed to the Premises, are referred to in this Work Letter as the “Tenant Improvements,” and the work of constructing the Tenant Improvements is referred to as the “Tenant Improvement Work.”

Landlord and Tenant agree as follows:

1. Initial Work by Landlord. The Landlord’s Work includes the following:

(a) Landlord, at its sole cost and expense, shall demise the Building including, but not limited to, the installation of walls, installation of walls around and Tenant access to the ATS for the Generator that currently serves the Building to establish a common area around the ATS accessible by Tenant, separation of Building mechanical and electrical systems, using new, commercial grade materials, and in accordance with: (i) the “Scope of Work” to be mutually determined by Landlord and Tenant immediately following the execution of the Lease, and (ii) the Approved Plans (as hereinafter defined), in a good, workmanlike and lien-free manner, and in accordance with all applicable local, state, and federal health and building codes, regulations, laws and permits. The dates for performance of Landlord’s Work shall be set forth on the “Landlord’s Work Schedule” mutually determined by Landlord and Tenant immediately following the execution of the Lease.

(b) On or before the date set forth in Landlord’s Work Schedule Landlord shall submit the proposed plans and specifications to Tenant for Landlord’s Work for Tenant’s approval, which plans and specifications shall be prepared by an architect or civil engineer duly licensed in the state of Utah, shall be based upon and shall incorporate Tenant’s Space Plan, and provide for Tenant’s occupancy and use of the Premises while the Landlord’s Work is being performed. The proposed plans and specifications shall be referred to as the “Approved Plans” upon Landlord’s receipt of Tenant’s approval of same.

EXHIBIT D, Work Letter - Page D-1

(c) Landlord will submit all applications, plans and documents required for all necessary and appropriate permits and approvals for Landlord’s Work on or before the date set forth in Landlord’s Work Schedule and shall diligently pursue receipt of all necessary and appropriate governmental permits and approvals.

(d) Landlord will commence Landlord’s Work on or before the date set forth in Landlord’s Work Schedule. Landlord agrees to deliver weekly photographs evidencing progress of Landlord’s Work according to the established timeline in Landlord’s Work Schedule.

(e) Landlord will construct Landlord’s Work in accordance with the Approved Plans and all applicable local, state, and federal health and building codes, regulations, laws and permits and use commercially reasonable efforts to meet all milestone dates set forth on Landlord’s Work Schedule.

(f) Landlord shall give Tenant at least fifteen (15) days’ prior, written notice of the date on which Landlord will Substantially Complete Landlord’s Work.

(g) Tenant shall have the right, during the progress of Landlord’s Work, to inspect Landlord’s Work provided that such inspection shall not interfere with Landlord’s Work. Landlord’s Work Schedule shall specify the time when Tenant may begin Tenant’s Work. Acknowledging that Landlord and Tenant will be working in the Premises simultaneously, both parties shall coordinate schedules and work crews to achieve a cooperative work environment.

(h) Landlord warrants all of Landlord’s Work against latent and patent defects for one (1) year after the Commencement Date, notwithstanding any maintenance obligations of Tenant in Section 8(b) of the Lease.

(i) Tenant does not assume any liability, and shall not be responsible, for any acts or omissions of Landlord’s contractor, sub-contractor(s) and associated contractor personnel (collectively, “Landlord’s GC”). Landlord agrees to, at its expense, defend, indemnify and hold Tenant harmless from and against any and all claims, suits, actions, causes of action, proceedings, demands, damages, losses, liabilities settlements, judgments, costs and expenses (including reasonable attorneys’ fees) of any kind or nature whatsoever, arising out of or resulting from the negligence or willful misconduct of Landlord’s GC. This indemnification shall be one of first defense and payment and not of surety or reimbursement, and shall survive the expiration or termination of this Agreement.

(j) Notwithstanding anything to the contrary herein, the milestones and other deadlines for completion of Landlord’s Work set forth in the Landlord’s Work Schedule or otherwise provided for herein shall be extended to the extent Landlord’s Work is delayed by the actions or omissions of Tenant or any Tenant Party.

Landlord’s Work shall be deemed complete when Substantially Completed. Landlords’ Work shall be deemed substantially completed (“Substantially Completed” or “Substantial Completion”) when it is substantially completed except for any minor or insubstantial detail of construction, the non-performance of which do not materially interfere with Tenant’s ability to complete the Tenant Improvements (the “Punchlist Items”). Substantial Completion shall be deemed to have occurred notwithstanding a requirement to complete Punchlist Items.

EXHIBIT D, Work Letter - Page D-2

2. General.

2.1 Tenant is solely responsible for designing the Tenant Improvements and performing the Tenant Improvement Work (subject to Landlord’s rights of review and approval set forth in this Work Letter).

2.2 Landlord’s sole interest in reviewing and approving the Construction Drawings (as hereinafter defined) is to protect the Building and Landlord’s interests, and no such review or approval by Landlord shall be deemed to create any liability of any kind on the part of Landlord, or constitute a representation on the part of Landlord or any person consulted by Landlord in connection with such review and approval that the Space Plans or Final Working Drawings are correct or accurate, or are in compliance with any applicable Laws.

2.3 Any default by Tenant under this Work Letter shall, after notice and a reasonable opportunity to cure as set forth in the Lease, constitute a default under the Lease. If an Event of Default occurs under the Lease or a default occurs under this Work Letter at any time on or before the Date of Substantial Completion, then in addition to all other rights and remedies granted to Landlord under the Lease, Landlord shall have the right to withhold payment of all or any portion of the Construction Allowance and/or Landlord may cause Tenant’s Contractor to cease construction of the Tenant Improvements and all other obligations of Landlord under this Work Letter shall be suspended until such time as the default is cured. Tenant shall pay to Landlord, as Additional Rent, all amounts due under the terms of this Work Letter within thirty (30) days following delivery of Landlord’s invoice therefor, which invoices shall be rendered monthly or at such other intervals as Landlord shall determine.

2.4 If the Building and/or the Premises is damaged by fire or other casualty by Tenant prior to the Commencement Date, the Commencement Date shall be deemed to have occurred as of the date of the casualty, and the rights and obligations of the parties shall be governed by Section 16 of the Lease.

2.5 The “Date of Substantial Completion” and “Substantial Completion” of Tenant’s Improvements shall mean the date on which the Tenant Improvements are substantially complete, except for finishing details, decorative items, minor omissions, mechanical adjustments, and similar items of the type customarily found in an architectural punchlist, and Tenant may legally occupy the Premises.

3. Design and Approval of the Tenant Improvements.

3.1 Selection of Tenant’s Architect; Construction Drawings.

(a) Tenant shall retain an architect/space planner (“Tenant’s Architect”) to prepare the Construction Drawings. Tenant’s Architect shall be subject to the written approval of Landlord, which approval will not be unreasonably withheld or delayed. Tenant shall retain engineering consultants approved by Landlord (the “Engineers”), which approval shall not be unreasonably withheld or delayed, to prepare all plans and engineering working drawings relating to the structural, mechanical, electrical, plumbing, HVAC, life-safety and sprinkler work, if any, in the Premises in connection with the Tenant Improvements. The plans and drawings to be prepared by Tenant’s Architect and the Engineers hereunder shall be known, collectively, as the “Construction Drawings.”

EXHIBIT D, Work Letter - Page D-3

(b) All Construction Drawings shall be subject to Landlord’s approval, which approval shall not be unreasonably withheld or delayed. If available, Landlord shall supply Tenant with a set of drawings of the Building which Tenant may use in connection with the preparation of the Construction Drawings, but Tenant agrees that Landlord shall have no liability for the completeness or accuracy thereof, and Tenant’s Architect shall be responsible for performing all necessary field measurements and confirming the completeness and accuracy of such drawings, as well as the physical limitations of Building systems.

3.2 Space Plans. Prior to drafting any Construction Drawings, Tenant shall furnish Landlord with Tenant’s final space plans for the Premises (“Space Plans”). The Space Plans shall show locations of all proposed improvements, including partitions, cabinetry, equipment and fixtures, shall identify materials and finishes by location, and shall specify the location of any proposed structural floor penetrations or reinforcements, the location and extent of floor loading in excess of Building capacity, if any, any special HVAC requirements, the location and description of any special plumbing requirements, and any special electrical requirements. In addition, the Space Plans shall show telephone and telecommunications facilities, and computer and electronic data facilities. Tenant shall deliver initial drafts of the Space Plans for Landlord’s approval within ten (10) days following the date Landlord submits its proposed plans and specifications for Landlord’s Work to Tenant pursuant to Section 1(b), above. Landlord shall approve or disapprove the Space Plans by written notice given to Tenant within ten (10) business days after receipt of the Space Plans. Landlord shall not unreasonably withhold its approval of the Space Plans, provided that, without limiting the generality of the foregoing, Landlord shall be entitled to withhold its approval of the Space Plans if, in Landlord’s good faith judgment, the proposed improvements depicted on the Space Plans: (a) do not comply with applicable Laws; (b) are not consistent with the quality and character of the Building; (c) are likely to adversely affect Building systems, the structure of the Building or the safety of the Building and/or its occupants; (d) might impair Landlord’s ability to furnish services to Tenant or other tenants in the Building; (e) would increase the cost of operating the Building; (f) contain or use Hazardous Substances in violation of applicable law; (g) would adversely affect the appearance of the Building or the marketability of the Premises to subsequent tenants; (h) might adversely affect another tenant’s premises or such other tenant’s use and enjoyment of such premises; (i) are prohibited by any ground lease affecting the Building, any private restrictions or any mortgage, trust deed or other instrument encumbering the Building; (j) are likely to be substantially delayed because of availability or shortage of labor or materials necessary to perform such work or the difficulties or unusual nature of such work; or (k) are not, at a minimum, in accordance with Landlord’s building standards. Landlord may withhold its approval of the Space Plans if any one or more of the foregoing situations exist; provided, however, that the foregoing reasons shall not be the only reasons for which Landlord may withhold its approval, whether such other reasons are similar or dissimilar to the foregoing. If Landlord disapproves the Space Plans, Landlord shall return the Space Plans to Tenant with a statement of Landlord’s reasons for disapproval, or specifying any required corrections and/or revisions. Landlord shall approve or disapprove of any revisions to the Space Plans by written notice given to Tenant within five (5) business days after receipt of such revisions. This procedure shall be repeated until Landlord approves the Space Plans.

EXHIBIT D, Work Letter - Page D-4

3.3 Final Working Drawings. Within thirty (30) days following Landlord’s approval of the Space Plans, Tenant shall cause Tenant’s Architect and the Engineers to prepare and submit for Landlord’s approval complete and detailed construction plans and specifications, including a fully coordinated set of architectural, structural, mechanical, electrical, plumbing, HVAC, life safety and sprinkler working drawings for the Tenant Improvement Work, in a form which is sufficiently complete to permit subcontractors to bid on the work (the “Final Working Drawings”). Tenant shall furnish Landlord with four (4) copies signed by Tenant of such Final Working Drawings. Landlord shall approve or disapprove the Final Working Drawings by giving written notice to Tenant within ten (10) business days after receipt thereof. Landlord shall not unreasonably withhold or delay its approval of the Final Working Drawings, provided that, without limiting the generality of the foregoing, Landlord shall be entitled to withhold its consent to the Final Working Drawings for any of the reasons specified in Section 3.2 above, or if in Landlord’s good faith judgment, the Final Working Drawings are inconsistent with, or do not conform to, the Space Plans. If Landlord disapproves the Final Working Drawings, Landlord shall return the Final Working Drawings to Tenant with a statement of Landlord’s reasons for disapproval and/or specifying any required corrections or revisions. Landlord shall approve or disapprove of any such revisions to the Final Working Drawings within five (5) business days after receipt of such revisions. This procedure shall be repeated until Landlord approves the Final Working Drawings (as so approved, the “Approved Working Drawings”).

4. Construction of Tenant Improvements.

4.1 Contracts with Tenant’s Contractor and Subcontractors.

(a) Tenant shall retain a licensed general contractor as the contractor for the construction of the Tenant Improvements (“Tenant’s Contractor”). Tenant’s Contractor must be experienced in the performance of work comparable to the work of the Tenant Improvements in buildings comparable to the Building, and shall be subject to Landlord’s prior approval, which approval shall not be unreasonably withheld or delayed. Interior Construction Specialists is pre-approved as Tenant’s Contractor. Landlord reserves the right to require that any work to be performed on the life-safety, electrical, plumbing, heating, ventilation, air- conditioning, fire-protection, telecommunications or other Systems serving the Premises (whether such Systems are located within or outside the Premises) be performed by subcontractors specified by Landlord, provided such reserved right of Landlord shall not apply to the extent that (i) such specified contractors do not charge commercially reasonable rates or (ii) such specified contractors are not required to perform such work in order to preserve any warranty then in effect with respect to such Systems.

EXHIBIT D, Work Letter - Page D-5

(b) Tenant shall furnish Landlord with true and correct copies of all construction contracts between Tenant and Tenant’s Contractor relating to the Tenant Improvement Work, provided that Landlord’s review of such contracts shall not relieve Tenant from its obligations under this Work Letter, nor shall such review be deemed to constitute Landlord’s representation that such contracts comply with the requirements of this Work Letter. All such contracts shall expressly provide that (i) the work to be performed thereunder shall be subject to the terms and conditions of this Work Letter, and (ii) the Tenant Improvement Work (or in the case of a subcontractor, the portion thereof performed by such subcontractor), including all equipment installed as part of the Tenant Improvement Work, shall be warranted in writing to Tenant and Landlord to be free from any defects in workmanship and materials for a period of not less than one (1) year from the Date of Substantial Completion; provided, however, no such warranty shall be required with respect to the demolition, relocation, or construction of clean rooms. Tenant agrees to give to Landlord any assignment or other assurances which may be necessary to permit Landlord to directly enforce such warranties (such warranties shall include, without additional charge, the repair of any portion of the Building or common area which may be damaged as a result of the removal or replacement of the defective Tenant Improvements).

4.2 Permits. Tenant shall obtain all building permits and other permits, authorizations and approvals which may be required in connection with, or to satisfy all Laws applicable to, the construction of the Tenant Improvements in accordance with the Approved Working Drawings (the “Permits”); provided, that Tenant is not required to obtain Permits that would be duplicative of permits obtained by Landlord for the Landlord’s Work. Tenant agrees that neither Landlord nor Landlord’s consultants shall be responsible for obtaining any Permits or the certificate of occupancy for the Premises, and that obtaining the same shall be Tenant’s responsibility; provided, however, that Landlord will cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such Permit or certificate of occupancy. Any amendments or revisions to the Approved Working Drawings that may be necessary to obtain any such Permits, or which may be required by city officials or inspectors to comply with code rulings or interpretations, shall be prepared by Tenant’s Architect, at Tenant’s expense (provided that to the extent funds are available, such expense may be reimbursed from the Construction Allowance), and submitted to Landlord for Landlord’s review and approval as a Change Order under Section 6 below, which approval shall not be unreasonably withheld, conditioned or delayed. If Landlord disapproves of such amendments or revisions, Landlord shall return the same to Tenant with a statement of Landlord’s reasons for disapproval, or specifying any required corrections. This procedure shall be repeated until Landlord approves the amendments or revisions and all Permits have been obtained for the Approved Working Drawings, as so amended. Tenant acknowledges and agrees that Tenant, at Tenant’s expense (subject to application of the Construction Allowance, to the extent available), is responsible for performing all accessibility and other work required to be performed in connection with the Tenant Improvement Work, including, but not limited to, any “path of travel” or other work outside the Premises; provided, however, that Landlord may elect upon written notice to Tenant, to perform any such work in the common area or elsewhere outside the Premises, at Tenant’s expense.

EXHIBIT D, Work Letter - Page D-6

4.3 Commencement of Work. At least ten (10) days prior to the commencement of construction of the Tenant Improvements, or the delivery of any construction materials for the Tenant Improvement Work to the Premises, whichever is earlier, Tenant shall submit to Landlord a notice specifying the date Tenant will commence construction of the Tenant Improvements, the estimated Date of Substantial Completion, and the construction schedule provided by Tenant’s Contractor. In addition, prior to the commencement of construction of the Tenant Improvements, or the delivery of any construction materials for the Tenant Improvement Work to the Building, whichever is earlier, Tenant shall submit to Landlord the following: (a) all Permits required to commence construction of the Tenant Improvements; (b) a copy of the executed construction contract with Tenant’s Contractor, in the form previously approved by Landlord (not to be unreasonably withheld, conditioned or delayed), together with a detailed breakdown, by trade, of the estimated final costs to be incurred, or which have theretofore been incurred, in connection with the design and construction of the Tenant Improvements, which costs of construction form a basis for the amount of the construction contract; and (c) true and correct copies of all policies of insurance, or original certificates thereof executed by an authorized agent of the insurer or insurers, together with any endorsements referred to in Section 4.5 below, confirming to Landlord’s reasonable satisfaction compliance with the insurance requirements of this Work Letter.

4.4 Performance of Work. All work performed by Tenant’s Contractor shall: (a) conform to the Approved Working Drawings; (b) comply with all applicable Laws (including building codes), all applicable standards of the American Insurance Association and the National Electrical Code, and all building material manufacturer’s specifications; (c) comply with all rules and regulations from time to time reasonably adopted by Landlord to govern construction in or about the Building, including the Construction Rules and Regulations; (d) shall be performed in a good and professional manner, consistent with industry standards applicable to similar buildings in the Salt Lake City metropolitan area; and (e) be performed at such times and in such manner so as not to unreasonably interfere with the occupancy of any other tenant of the Building, the performance of any other work within the Building, or with Landlord’s maintenance or operation of the Building. At all reasonable times during construction of the Tenant Improvements, Landlord and Landlord’s employees and agents shall have the right to enter the Premises to inspect the Tenant Improvement Work, and to require the correction of any faulty work or any material deviation from the Approved Working Drawings. Tenant shall not close-up any Tenant Improvement Work affecting the life safety, telecommunications, heating, ventilation and air conditioning, plumbing, electrical or other Systems in the Premises until the same have been inspected and approved by Landlord’s agents, such inspection and approval not to be unreasonably delayed. No inspection or approval by Landlord of any such work shall constitute an endorsement thereof or any representation as to the adequacy thereof for any purpose or the conformance thereof with any applicable Laws, and Tenant shall be fully responsible and liable therefor. Tenant shall reimburse Landlord for the cost of any repairs, corrections or restoration which must be made, in Landlord’s good faith judgment, to the Premises or any other portion of the Building, if caused by the failure of Tenant’s Contractor or any other of Tenant’s agents, contractors or subcontractors (collectively, “Tenant’s Agents”) to comply with the Approved Working Drawings.

EXHIBIT D, Work Letter - Page D-7

4.5 Insurance. At all times during the construction of the Tenant Improvements (and in the case of Products and Completed Operations Coverage, for 5 years following Date of Substantial Completion), in addition to the insurance required to be maintained by Tenant under the Lease, Tenant shall require all of Tenant’s Agents to maintain (a) Commercial General Liability Insurance with limits of not less than $2,000,000 for bodily injury and property damage, including personal injury and death, and Contractor’s Protective Liability, and Products and Completed Operations Coverage in an amount not less than $1,000,000 per incident; (b) Automobile Liability Insurance with a policy limit of not less than $1,000,000 each accident for bodily injury and property damage, providing coverage at least as broad as the Insurance Services Office (ISO) Business Auto Coverage form covering Automobile Liability, code 1 “any auto”, and insuring against all loss in connection with the ownership, maintenance and operation of automotive equipment that is owned, hired or non-owned; (c) Worker’s Compensation with statutory limits and Employer’s Liability Insurance with limits of not less than $500,000 per accident, $500,000 aggregate disease coverage and $100,000 disease coverage per employee. In addition, Tenant shall carry “Builder’s Risk” insurance in an amount approved by Landlord covering the construction of the Tenant Improvements, including such extended coverage endorsements as may be reasonably required by Landlord. Tenant’s liability insurance shall be written on an “occurrence” basis and shall name Landlord, the Holder of any superior lease, superior mortgage and Landlord’s designated agents as additional insureds (by endorsement reasonably acceptable to Landlord). The “Builder’s Risk” insurance shall name Landlord and such other parties as Landlord may specify as the loss payee(s) with respect to all proceeds received therefrom. All of the insurance required to be carried by Tenant hereunder shall provide that it is primary insurance, and not excess over or contributory with any other valid, existing, and applicable insurance in force for or on behalf of Landlord, shall provide that Landlord shall receive thirty (30) days’ written notice from the insurer prior to any cancellation or change of coverage, and shall be placed with companies which are rated A-:XIII or better in Best’s Key Rating Guide and licensed to business in the State of Utah. Tenant’s compliance with the provisions of this Section shall in no way limit Tenant’s liability under any of the other provisions of the Lease.

4.6 Liens. Tenant shall keep the Premises and the Building free from any liens arising out of work performed, materials furnished or obligations incurred by Tenant. Should Tenant fail to remove any such lien, then Section 8(d) of Lease shall apply. Promptly following completion of construction, Tenant shall provide Landlord a copy of a final unconditional lien release from Tenant’s Contractor and each of Tenant’s Agents who performed work or supplied materials for the Tenant Improvements. Upon completion of construction, Tenant shall promptly record a Notice of Completion in accordance with Utah law and provide a copy thereof to Landlord.

5. Responsibility for Design and Construction Costs.

5.1 Construction Allowance. Landlord will contribute to the costs of performing the Tenant Improvement Work, as depicted on the Approved Working Drawings, to the extent of the lesser of (a) One Hundred Thousand Dollars ($100,000.00) or (b) the actual cost for such work (the “Construction Allowance”). Tenant shall pay all costs in excess of the Construction Allowance for the design and construction of the Tenant Improvements. Except as otherwise specified in this Work Letter, the Construction Allowance may be applied only to the payment or reimbursement of: (i) architectural fees and costs, (ii) the cost of obtaining Permits and other similar approvals; (iii) the cost of demolishing, relocating, or constructing Tenant’s clean rooms located on the Project as of the date of the Lease or included in the Space Plan, and (iv) documented costs of labor and materials incorporated into the Tenant Improvements (excluding all costs of furnishings, fixtures, equipment, signage and other personal property, including switches, servers, routers and similar data and telecommunications cabling and equipment).

EXHIBIT D, Work Letter - Page D-8

5.2 Disbursement of Construction Allowance. Provided that (a) this Lease is then in full force and effect, (b) Tenant is not then in default of any of its obligations under the Lease beyond any applicable notice or cure period, including, without limitation, Tenant’s obligations under this Work Letter to perform Tenant Improvement Work in accordance with the Approved Working Drawings and all applicable Laws, (c) Tenant has satisfactorily completed the Tenant Improvement Work and submitted to Landlord (if applicable and available) (i) two (2) full sets of blue line “as-built” drawings, together with a CAD disk showing the Tenant Improvements (updated by Tenant’s Architect as necessary to reflect all changes made to the Approved Working Drawings during the course of construction), (ii) a written statement from Tenant’s Architect that the work described on any such invoices has been completed in accordance with the Approved Working Drawings, (iii) properly executed statutory form unconditional mechanics’ lien releases from all of Tenant’s Agents, (iv) copies of all Permits, licenses, certificates and other governmental authorizations and approvals necessary in connection with, and indicating final approval of, the Tenant Improvement Work, (v) a statement of total design and construction fees and costs, and (vi) any other documents reasonably required by Landlord’s lender, and (d) Tenant has commenced business operations at the Premises, then Landlord shall pay the full amount of the Construction Allowance payable to Tenant hereunder within thirty (30) days following the full satisfaction of Tenant’s obligations set forth in parts (a), (b), (c) and (d) of this sentence. Tenant shall use commercially efforts to submit the documents described in clause (c) above to Landlord within thirty (30) days following completion of the Tenant Improvement Work. If Tenant fails to submit the foregoing documentation to Landlord within twelve (12) months after completion of the Tenant Improvement Work, Landlord shall have no further obligation to pay the Construction Allowance to Tenant, and Tenant shall be deemed to have waived any rights to receive the same.

6. Change Orders. Landlord will not unreasonably withhold its approval of (a) any request by Tenant, or by Tenant’s Contractor with Tenant’s approval, to amend or change the Approved Working Drawings, or (b) any change or amendment to the Approved Working Drawings that may be necessary to obtain any Permits, or which may be required by city officials or inspectors to comply with code rulings or interpretations (any of the foregoing, a “Change Order”), provided such Change Order does not diminish the quality of construction of the Tenant Improvements. Without limiting the generality of the foregoing, however, Tenant acknowledges that it shall not be unreasonable for Landlord to withhold consent to any Change Order if any of the circumstances listed in clauses 3.2(a) through 3.2(k) of this Work Letter apply. No material changes or modifications to the Approved Working Drawings shall be made unless by written Change Order signed by Landlord and Tenant. Tenant shall pay all costs attributable to Change Orders, including costs incurred by Landlord in reviewing proposed Change Orders (provided that to the extent funds are available, such costs may be paid or reimbursed from the Construction Allowance).

7. Ownership of Tenant Improvements. The Tenant Improvements shall be deemed, effective upon installation, to be a part of the Premises and the Building and shall be deemed to be the property of Landlord (subject to Tenant’s right to use the same during the Term of the Lease), and shall be surrendered at the expiration or earlier termination of the Term, unless Landlord shall have conditioned its approval of the Space Plans, Final Working Drawings or any Change Order on Tenant’s agreement to remove any items thereof, in which event, prior to the expiration or termination of the Term, the specified items shall be removed at Tenant’s expense, any damage caused by such removal shall be repaired, and the Premises shall be restored to their condition existing prior to the installation of the items in question, normal wear and tear excepted. The removal, repair and restoration described above shall be performed by Tenant.

EXHIBIT D, Work Letter - Page D-9

EXHIBIT E

CONFIRMATION OF COMMENCEMENT DATE

______________, 2022

1960 South 4250 West LLC

c/o BCG Holdings, LLC

386 West 500 South Suite 100

Salt Lake City, Utah 84101

Re:	Lease Agreement (the “Lease”) dated ____________, 2022, between 1960 SOUTH 4250 WEST LLC, a Utah limited liability company (“Landlord”), and POLARITYTE MD, INC., a Nevada corporation (“Tenant”). Capitalized terms used herein but not defined shall be given the meanings assigned to them in the Lease.

Ladies and Gentlemen:

Landlord and Tenant agree as follows:

1. Condition of Premises. Tenant has accepted possession of the Premises pursuant to the Lease. Any improvements required by the terms of the Lease to be made by Landlord have been completed to the full and complete satisfaction of Tenant in all respects, subject to latent defects and except for the punchlist items described on Exhibit A hereto (the “Punchlist Items”), and except for such latent defects and Punchlist Items, Landlord has fulfilled all of its duties under the Lease with respect to such initial improvements. Furthermore, Tenant acknowledges that the Premises are suitable for the Permitted Use.

2. Commencement Date. The Commencement Date of the Lease is __________, 2022.

3. Expiration Date. The Term is scheduled to expire on the last day of the 60th full calendar month of the Term following the Commencement Date, which date is ______________, 20___.

4. Contact Person. Tenant’s contact person in the Premises is:

1960 South 4250 West

Salt Lake City, Utah 84104

Attention: ___________________

Telephone: ___-___-____

Telecopy: ___-___-____

5. Ratification. All provisions, terms, conditions and agreements set forth in the Lease are reaffirmed, ratified, confirmed and approved in their entirety and shall remain in full force and effect. Additionally, Tenant further confirms and ratifies that, as of the date hereof, (a) the Lease is and remains in good standing and in full force and effect, and (b) to Tenant’s knowledge, Tenant has no claims, counterclaims, set-offs or defenses against Landlord arising out of the Lease or in any way relating thereto or arising out of any other transaction between Landlord and Tenant.

6. Binding Effect; Governing Law. Except as modified hereby, the Lease shall remain in full effect and this letter shall be binding upon Landlord and Tenant and their respective successors and assigns. This letter shall be governed by the laws of the state in which the Premises are located.

EXHIBIT E, Confirmation of Commencement Date - Page E-1

Please indicate your agreement to the above matters by signing this letter in the space indicated below and returning an executed original to us.

Sincerely,

POLARITYTE MD, INC., a Nevada Corporation

By:
Name:
Title:

Agreed and accepted:

1960 SOUTH 4250 WEST LLC, a Utah limited

liability company

By:
Name:
Title:

EXHIBIT E, Confirmation of Commencement Date - Page E-2

EXHIBIT A to CONFIRMATION OF COMMENCEMENT DATE

PUNCHLIST ITEMS

Please insert any punchlist items that remain to be performed by Landlord. If no items are listed below by Tenant, none shall be deemed to exist.

EXHIBIT E, Confirmation of Commencement Date - Page E-3

EXHIBIT F

FORM OF TENANT ESTOPPEL CERTIFICATE

The undersigned is the Tenant under the Lease (defined below) between 1960 SOUTH 4250 WEST LLC, a Utah limited liability company (“Landlord”), and the undersigned as Tenant, for the Premises in the industrial building located at 1960 South 4250 West, Salt Lake City, Utah 84104, and hereby certifies as follows:

1. The Lease consists of the original Lease Agreement dated as of ______________, 2022, between Tenant and Landlord’s predecessor-in-interest and the following amendments or modifications thereto (if none, please state “none”): __________

The documents listed above are herein collectively referred to as the “Lease” and represent the entire agreement between the parties with respect to the Premises. All capitalized terms used herein but not defined shall be given the meaning assigned to them in the Lease.

2. The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Section 1 above.

3. The Term commenced on __________, 2022 and the Term expires, excluding any renewal options, on __________, 20__, and Tenant has no option to purchase all or any part of the Premises or the Building or, except as expressly set forth in the Lease, any option to terminate or cancel the Lease.

4. Tenant currently occupies the Premises described in the Lease and Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows (if none, please state “none”): __________

5. All monthly installments of Basic Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through __________. The current monthly installment of Basic Rent is $__________.

6. To Tenant’s Knowledge, all conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder. In addition, Tenant has not delivered any notice to Landlord regarding a default by Landlord thereunder. For purposes of this Estoppel Certificate, the term “Tenant’s Knowledge” shall mean Tenant’s actual knowledge without any independent investigation and without constructive or imputed knowledge.

7. As of the date hereof, to Tenant’s Knowledge, there are (a) no existing defenses or offsets or claims or any basis for a claim, that the undersigned has against Landlord, and (b) no event has occurred and no condition exists, which, with the giving of notice or the passage of time, or both, will constitute a default under the Lease.

8. No rental has been paid more than 30 days in advance and no security deposit has been delivered to Landlord except as provided in the Lease.

EXHIBIT F, Form of Tenant Estoppel Certificate - Page F-1

9. If Tenant is a corporation, partnership or other business entity, Tenant is a duly formed and existing entity qualified to do business in the state in which the Premises are located and each individual executing this Estoppel Certificate on behalf of Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

10. There are no actions pending against Tenant under any bankruptcy or similar laws of the United States or any state.

11. Other than in compliance with all applicable laws and in connection with the permitted use of the Premises, the undersigned has not used or stored any hazardous substances in the Premises.

12. Tenant is not itself, and is not directly or indirectly owned, controlled or supported by, a “Specially Designated National” or otherwise designated as a blocked person under any regulation of the Office of Foreign Assets Control, U.S. Department of Treasury (see: www.ustreas.gov/offices/enforcement/OFAC).

13. All tenant improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by the undersigned, subject to latent defects, and all reimbursements and allowances due to the undersigned under the Lease in connection with any tenant improvement work have been paid in full. Notwithstanding the foregoing, Tenant makes no representation or assertion that Landlord’s improvements or repairs were performed in compliance with all applicable laws.

Tenant acknowledges that this Estoppel Certificate may be delivered to Landlord, Landlord’s Mortgagee or to a prospective mortgagee or prospective purchaser, and their respective successors and assigns, and acknowledges that Landlord, Landlord’s Mortgagee and/or such prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in disbursing loan advances or making a new loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of disbursing loan advances or making such loan or acquiring such property. Notwithstanding the foregoing, Landlord, Landlord’s Mortgagee and/or such prospective mortgagee or prospective purchaser may not rely on any statements in this Estoppel Certificate known by them to be untrue. In the event of any inconsistencies between this Estoppel Certificate and the Lease, the terms of the Lease will control.

Executed as of ____________, 2022.

TENANT:	POLARITYTE MD, INC., a Nevada
corporation

By:
Name:
Title:

EXHIBIT F, Form of Tenant Estoppel Certificate - Page F-2

EXHIBIT G

TENANT’S PERMITTED USE

General Corporate Office Uses:

●	Business office space(s) throughout the Premises will be used for general daily corporate operations.

●	Receipt, storage, use, placement, integration and disposal of such items, materials, equipment related to conducting ordinary corporate operations.

Biomedical Research and Development Laboratories and Clinical Laboratories Uses:

●	Research and development of therapeutics, biologics, devices and cell tissue-based materials.

●	Receipt, storage, use, placement, integration and disposal of such items, materials, equipment related to conducting research on therapeutics, biologics, devices and cell/tissue-based materials, including the housing and testing of birds or animals.

●	Laboratory operations and processing on or off-site for medical testing and/or diagnostic efforts and precision fabrication of therapeutics, biologics, devices and cell tissue-based materials.

Biomedical Materials Manufacturing Uses:

●	Receive, recover, store, screen, test, package, process, label, and distribute products related to therapeutics, biologics, devices and cell/tissue-based materials.

●	Contract manufacturing services related lo therapeutics, biologics, devices and cell tissue- based materials.

Warehousing and Distribution Center Uses:

●	Storage of inventories related to manufacturing and distribution operations, including use of relevant storage systems and machinery to conduct such operations accordingly.

●	Maintain an inventory of materials, supplies, and goods related to the production of therapeutics, biologics, devices and cell/tissue-based materials as well as that research and development required to develop such materials and/or products.

●	Distribute such supplies and goods from inventory to external entities.

Preclinical Research and Development Center and Associated Vivarium Vies:

●	Receive, store, house, maintain, support, and conduct research and development related to appropriate animal species in compliance with applicable regulations and laws.

●	Receipt, storage, housing, use, placement, integration and disposal of such items, materials, birds or animals, or equipment related to conducting such forms of pre-clinical research and vivarium-related operations.

EXHIBIT G, Tenant’s Permitted Use - Page G-1